As filed with the Securities and Exchange Commission on March 19, 2014

Registration No. 333-192906

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Pro-Dex, Inc.

(Exact name of registrant as specified in its charter)

Colorado	84-1261240
(State or other jurisdiction of of incorporation or organization)	(I.R.S. Employer Identification No.)

2361 McGaw Avenue
Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Harold A. Hurwitz
President and Chief Executive Officer
Pro-Dex, Inc.
2361 McGaw Avenue
Irvine, California 92614
(949) 769-3200
(Name, address and telephone number, including area
code, of agent for service)	Copies to: Garett Sleichter Rutan & Tucker, LLP 611 Anton Boulevard Suite 1400 Costa Mesa, California 92626 (714) 641-5100

Approximate date of commencement of proposed sale to public:
As soon as practicable after this Registration Statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	¨	Accelerated filer	¨
Non-accelerated filer	¨ (Do not check if a smaller reporting company)	Smaller reporting company	X

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Proposed maximum aggregate offering price		Amount of registration fee
Subscription Rights to purchase Common Stock, no par value per share (1)	N/A	(2)	N/A	(2)
Common Stock, no par value per share, issuable upon exercise of Subscription Rights (1)	$2,800,000	(3)	$360.64	(3)
TOTAL:	$2,800,000		$360.64

(1)	This Registration Statement relates to: (a) non-transferable Subscription Rights to purchase Common Stock of the Registrant, which Subscription Rights are to be issued to holders of the Registrant’s Common Stock on a pro rata basis without consideration, and (b) the shares of the Registrant’s Common Stock issuable upon the exercise of such non-transferable Subscription Rights pursuant to the Rights Offering.
(2)	The Subscription Rights are being issued without consideration. Pursuant to Rule 457(g), no separate registration fee is payable with respect to the Subscription Rights being offered hereby since the Subscription Rights are being registered in the same Registration Statement as the securities to be offered pursuant thereto.
(3)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum offering price. The actual number of Subscription Rights and shares of the Registrant’s Common Stock to be issued in connection with the Rights Offering will be determined based on the market price of the Registrant’s Common Stock at a future date. The registration fee was paid in connection with the initial filing of this registration statement on December 17, 2013.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information contained in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 19, 2014

PROSPECTUS

Subscription Rights to purchase up to 1,473,684 shares of Common Stock at $1.90 per share and the shares of Common Stock issuable upon the exercise of such Subscription Rights

Pro-Dex, Inc., a Colorado corporation (“us”, “we”, “our”, “Pro-Dex” or the “Company”), is distributing, at no charge to holders of our common stock, no par value per share (“Common Stock”), as of 5:00 p.m., New York City time, on March 20, 2014 (the “Record Date”), non-transferable Subscription Rights (“Subscription Rights”) to purchase an aggregate of up to 1,473,684 shares of our Common Stock (the “Rights Offering”).

For each share of Common Stock held by a shareholder of the Company as of 5:00 p.m., New York City time, on the Record Date, such shareholder will receive 0.44075 Subscription Rights.  Subscription Rights may only be exercised in whole numbers; we will not issue fractional shares and will round all of the Subscription Rights down to the nearest whole number. Each whole Subscription Right will allow the holder thereof to subscribe to purchase one share of Common Stock (the “Subscription Privilege”) at a subscription price of $1.90 per share (the “Subscription Price”).

In connection with the Rights Offering, we have entered into a Standby Purchase Agreement (the “Standby Purchase Agreement”) with AO Partners, LLC (together with its permitted designees under the Standby Purchase Agreement, “AO Partners”) and Farnam Street Capital, Inc. (together with its permitted designees under the Standby Purchase Agreement, “Farnam Street Capital”). If any Subscription Rights remain unexercised after the expiration of the Rights Offering, AO Partners and Farnam Street Capital (the “Standby Purchasers”) have agreed to purchase, at the Subscription Price, in a private transaction separate from the Rights Offering, any and all shares of Common Stock, up to a maximum amount of $2,800,000 (the “Unsubscribed Shares”), not subscribed for by the Company’s shareholders pursuant to the exercise of their Subscription Privileges (provided that the total number of shares of Common Stock purchasable by the Standby Purchasers pursuant to the Standby Purchase Agreement is subject to reduction based on the tax attribute considerations (the “Tax Attribute Considerations”) described under “What are the limitations on the exercise of the Subscription Privilege and purchases by the Standby Purchasers?” under “Questions and Answers Relating to the Rights Offering” below).

The Unsubscribed Shares will be allocated 50% to AO Partners and 50% to Farnam Street Capital. Nicholas J. Swenson, a director of the Company, is the Managing Member of AO Partners and, in such capacity, has the power to direct the affairs of AO Partners. Raymond E. Cabillot, a director of the Company, is Chief Executive Officer and a director of Farnam Street Capital and, in such capacity, has the power to direct the affairs of Farnam Street Capital. No fees or other consideration will be paid by the Company to the Standby Purchasers in exchange for their commitment to purchase any and all Unsubscribed Shares. Any shares of Common Stock issued to the Standby Purchasers in connection with the standby purchase commitment described above will be “restricted securities” as that term is defined in Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). The Standby Purchasers or their affiliates may also exercise the Subscription Privileges they hold in their capacity as shareholders of the Company. In light of the Standby Purchasers’ commitment, the Company anticipates that it will receive $2,800,000 in proceeds (before expenses and subject to reduction as a result of Tax Attribute Considerations) if the Rights Offering is completed.

The Subscription Rights will expire if they are not exercised by 5:00 p.m., New York City time, on April 25, 2014 . The Rights Offering period may not be extended. You should carefully consider whether to exercise your Subscription Rights before the

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expiration of the Rights Offering. All exercises of Subscription Rights are irrevocable. Our Board of Directors is making no recommendation regarding your exercise of the Subscription Rights. The Subscription Rights may not be sold or transferred. We may in our sole discretion cancel the Rights Offering at any time and for any reason. If we cancel the Rights Offering, Broadridge Corporate Issuer Solutions, Inc., in its capacity as our subscription agent for the Rights Offering (the “Subscription Agent”), will return all subscription payments it has received for the cancelled offering without interest or penalty.

Our Common Stock is listed on the NASDAQ Capital Market under the symbol “PDEX”. The shares of Common Stock issued in the Rights Offering will also be listed on the NASDAQ Capital Market under the same symbol. On March 17, 2014 , the closing price of our Common Stock was $2.21 per share.

Investing in our Common Stock involves risks. You should carefully review and consider the information contained in this Prospectus, including the risk factors beginning on page 15 of this Prospectus, as well as the risk factors and other information contained in any documents we incorporate by reference into this Prospectus before exercising your Subscription Rights. See “Where You Can Find More Information.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Our principal executive offices are located at 2361 McGaw Avenue, Irvine, California 92614, and our telephone number is (949) 769-3200.

The date of this Prospectus is [●], 20[●].

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If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this Prospectus does not extend to you.

We have not authorized anyone to provide you with any information other than the information incorporated by reference or provided in this Prospectus or any prospectus supplement. We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. You should not assume that the information in this Prospectus, any prospectus supplement or any document incorporated or deemed to be incorporated by reference in this Prospectus is accurate as of any date other than the date of that document.

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FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference contain statements that are considered “forward looking statements” within the meaning of United States securities laws. In addition, the Company and its management may make other written or oral communications from time to time that contain forward-looking statements. Forward-looking statements, including statements about industry trends, management’s future expectations and other matters that do not relate strictly to historical facts, are based on assumptions by management, and are often identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target” and “goal” or similar statements or variations of such terms. Forward-looking statements may include, among other things, statements about the Company’s confidence in its strategies and its expectations about financial performance, market growth, market and regulatory trends and developments, acquisitions and divestitures, new technologies, products, services and opportunities and earnings.

Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results. Management’s expectations and assumptions, and the continued validity of the forward-looking statements, are subject to change due to a broad range of factors affecting the national and global economies, the equity, debt, currency and other financial markets, as well as risk factors specific to the Company. Actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the risk factors discussed elsewhere in this Prospectus or disclosed in our other filings with the Securities and Exchange Commission (“SEC”).

Forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the time this Prospectus is filed with the SEC. The Company undertakes no obligation to revise the forward-looking statements contained in this Prospectus to reflect events after the time it is filed with the SEC, other than as required by law.   The risk factors discussed in this Prospectus are not intended to be a complete summary of all risks and uncertainties that may affect our business. Though we strive to monitor and mitigate risk, we cannot anticipate all potential economic, operational and financial developments that may adversely impact our operations and our financial results.

Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate the Company. Any investor in the Company should consider all risks and uncertainties disclosed in our SEC filings described below under the heading “Where You Can Find More Information,” all of which are accessible on the SEC’s website at http://www.sec.gov.

ABOUT THIS PROSPECTUS

Except as otherwise indicated by the context, references in this Prospectus to the “Company,” “Pro-Dex,” “we,” “us” or “our” are references to the combined business of Pro-Dex, Inc.

You should rely only on the information contained or incorporated by reference in this Prospectus. We have not authorized anyone to provide you with additional or different information from that contained or incorporated by reference in this Prospectus. The information contained in this Prospectus is accurate only as of the date on the front cover of this Prospectus and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this Prospectus or any exercise of the rights or sale of the securities.

The distribution of this Prospectus and the offering and sale of shares of our Common Stock in certain jurisdictions may be restricted by law. This Prospectus does not constitute an offer of, or a solicitation of an offer to buy, any shares of our Common Stock in any jurisdiction in which such offer or invitation would be unlawful.

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about the Rights Offering. The answers are based on selected information included elsewhere in this Prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the Rights Offering. This Prospectus and the documents we incorporate by reference contain more detailed descriptions of the terms and conditions of the Rights Offering and provide additional information about us and our business, including potential risks related to the Rights Offering, our Common Stock and our business.

What is the Rights Offering?

We are distributing, at no charge to holders of our Common Stock, as of 5:00 p.m., New York City time, on March 20, 2014 , non-transferable Subscription Rights to purchase an aggregate of up to 1,473,684 shares of our Common Stock.

Why are we conducting the Rights Offering?

We are conducting the Rights Offering to raise equity capital and to provide our existing shareholders with the opportunity to purchase additional shares of our Common Stock. We intend to use the net proceeds of the Rights Offering to pursue strategic opportunities that may present themselves from time to time or, if not used to pursue strategic opportunities, for working capital and general corporate purposes, including to fund our ongoing research and development and product initiatives. Also, to the extent net proceeds of the Rights Offering are not deployed, some of the funds may be invested in accordance with the terms of our Surplus Capital Investment Policy.

What is the Subscription Privilege?

For each share of Common Stock held by a shareholder of the Company as of 5:00 p.m., New York City time, on the Record Date, such shareholder will receive 0.44075 Subscription Rights. Subscription Rights may only be exercised in whole numbers; we will not issue fractional shares and will round all of the Subscription Rights down to the nearest whole number. Each whole Subscription Right will allow the holder thereof to subscribe to purchase one share of Common Stock at a Subscription Price of $1.90 per share.

For example, if you owned 1,000 shares of our Common Stock as of 5:00 p.m., New York City time, on the Record Date, you would receive 440.75 Subscription Rights entitling you to purchase 440 shares of Common Stock for a total purchase price of $836.00 pursuant to your Subscription Privilege.

What is the role of the Standby Purchasers in this offering?

In connection with the Rights Offering, we have entered into a Standby Purchase Agreement with AO Partners and Farnam Street Capital. Pursuant to the Standby Purchase Agreement, the Standby Purchasers have agreed to purchase, at the Subscription Price, in a private transaction separate from the Rights Offering, any and all Unsubscribed Shares (subject to reduction as a result of Tax Attribute Considerations). Pursuant to the terms of the Standby Purchase Agreement, the Unsubscribed Shares will be allocated 50% to AO Partners and 50% to Farnam Street Capital. Nicholas J. Swenson, a director of the Company, is the Managing Member of AO Partners and, in such capacity, has the power to direct the affairs of AO Partners. Raymond E. Cabillot, a director of the Company, is Chief Executive Officer and a director of Farnam Street Capital and, in such capacity, has the power to direct the affairs of Farnam Street Capital. Any shares of Common Stock issued to the Standby Purchasers in connection with the standby purchase commitment described above will be “restricted securities” as that term is defined in Rule 144 under the Securities Act. The Standby Purchasers and certain of their affiliates may also exercise the Subscription Privileges they hold in their capacity as shareholders of the Company.

Are the Standby Purchasers receiving any compensation for their standby commitment?

No fees or other consideration will be paid by the Company to the Standby Purchasers in exchange for their commitment to purchase any and all Unsubscribed Shares.

How many shares of Common Stock will the Standby Purchasers own after the Rights Offering?

The number of shares of Common Stock that will be purchased by the Standby Purchasers can only be determined upon the completion of the Rights Offering. The Standby Purchasers will purchase all shares of Common Stock that could have been but were not subscribed for in the Rights Offering (subject to reduction as a result of Tax Attribute Considerations). If the Rights Offering is fully subscribed by shareholders through the exercise in full of their Subscription Privileges, the Standby Purchasers or their affiliates will purchase shares of Common Stock pursuant to the exercise of their respective Subscription Privileges, but will not purchase any additional shares of Common Stock pursuant to the Standby Purchase Agreement.

If, on the other hand, no shareholders were to purchase any shares of Common Stock through the exercise of their Subscription Privileges (and assuming that the Tax Attribute Considerations do not result in a lesser number of shares of Common Stock being issued to the Standby Purchasers), all of the shares offered pursuant to the Rights Offering would be issued and sold to the Standby Purchasers. In that event, 1,473,684 shares of Common Stock would be issued to the Standby Purchasers – with 736,842 shares to be purchased by AO Partners and 736,842 shares to be purchased by Farnam Street Capital. As a result, assuming that all shares offered pursuant to the Rights Offering are issued and sold to the Standby Purchasers, Nicholas J. Swenson, a director of the Company, would control (either directly or indirectly through AO Partners or other entities controlled by Mr. Swenson) approximately 1,457,595 shares, or 30.26% , of the Company’s outstanding Common Stock, and Raymond E. Cabillot, a director of the Company, would control (either directly or indirectly through Farnam Street Capital or other entities controlled by Mr. Cabillot) approximately 1,091,213 shares, or 22.65% , of the Company’s outstanding Common Stock.

Am I required to exercise the Subscription Rights that I receive in the Rights Offering?

No. You may exercise your Subscription Rights in full or in part, or you may choose not to exercise any of your Subscription Rights. However, if you choose not to fully exercise your Subscription Rights, the percentage of our Common Stock owned by shareholders participating in the Rights Offering (or, at a minimum, owned by the Standby Purchasers) will increase relative to your ownership percentage, and your voting and other rights will likewise be diluted.

What are the limitations on the exercise of the Subscription Privilege and purchases by the Standby Purchasers?

In the event that the exercise by a shareholder of the Subscription Privilege or the purchase of Common Stock under the Standby Purchase Agreement could, as determined by the Company in its sole discretion, potentially result in a limitation on the Company’s ability to use net operating losses, tax credits and other tax attributes, which we refer to as the “Tax Attributes,” under the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”, and rules promulgated by the Internal Revenue Service, the Company may, but is under no obligation to, reduce the exercise by such shareholder of the Subscription Privilege or the amount purchased under the Standby Purchase Agreement to such number of shares of Common Stock as the Company in its sole discretion shall determine to be advisable in order to preserve the Company’s ability to use the Tax Attributes.

How soon must I act to exercise my Subscription Rights?

Shareholders desiring to exercise their Subscription Rights will be required to submit payment in full for all of the shares of Common Stock that they wish to purchase under their Subscription Privilege to the Subscription Agent, by no later than 5:00 p.m., New York City time, on April 25, 2014 (the “Expiration Date”). Any fractional shares of our Common Stock resulting from the exercise of Subscription Rights will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. Any excess subscription payments that shareholders may pay to the Subscription Agent in the Rights Offering will be returned, without interest or penalty, by the Subscription Agent to the applicable shareholder(s) as soon as practicable following the completion of the Rights Offering.

The Subscription Rights will expire if they are not exercised by 5:00 p.m., New York City time, on the Expiration Date. The Rights Offering period may not be extended. You should carefully consider whether to exercise your Subscription Rights before the expiration of the Rights Offering. All exercises of Subscription Rights are irrevocable.

We may in our sole discretion cancel the Rights Offering at any time and for any reason. If we cancel the Rights Offering, the Subscription Agent will return all subscription payments it has received for the cancelled offering without interest or penalty.

May I transfer my Subscription Rights?

No, you may not sell, transfer or assign your Subscription Rights to anyone else.

Are we requiring a minimum subscription to complete the Rights Offering?

No, but our Board of Directors reserves the right to cancel the Rights Offering for any reason, including if our Board of Directors believes that there is insufficient participation by our shareholders. If the Rights Offering is cancelled, all subscription proceeds received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable.

How was the Subscription Price determined?

The Subscription Price is equal to 85.97% of the closing price of our Common Stock, as reported by the NASDAQ Capital Market, on March 17, 2014 . The Subscription Price is not necessarily related to our book value, results of operations, cash flows, financial condition or the future market value of our Common Stock. We cannot assure you that you will be able to sell shares purchased in this Rights Offering at a price equal to or greater than the Subscription Price. We do not intend to change the Subscription Price in response to changes in the trading price of our Common Stock prior to the closing of the Rights Offering.

Are there any other conditions to the completion of the Rights Offering?

Yes. The completion of the Rights Offering is subject to the conditions described under “The Rights Offering—Conditions and Cancellation.”

Can the Rights Offering be cancelled?

Yes. We may cancel the Rights Offering at any time prior to the Expiration Date and for any reason. If the Rights Offering is cancelled, all subscription payments received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable to those persons who subscribed for shares in the Rights Offering.

How do I exercise my Subscription Rights?

You must properly complete the enclosed Subscription Rights Certificate and deliver it, along with the full Subscription Price, to the Subscription Agent before 5:00 p.m., New York City time, on the Expiration Date. If you use the mail, we recommend that you use insured, registered mail, return receipt requested. If you cannot deliver your Subscription Rights Certificate to the Subscription Agent prior to the expiration of the Rights Offering, you may follow the guaranteed delivery procedures described under “The Rights Offering—Notice of Guaranteed Delivery.”

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your Subscription Privilege request that we have accepted to the fullest extent possible based on the amount of the payment received, subject to the elimination of fractional shares. If the payment exceeds the Subscription Price for the full exercise of your Subscription Privilege request that we have accepted, then the excess, without interest or penalty, will be returned to you as soon as practicable.

If the Rights Offering is not completed, will my subscription payment be refunded to me?

Yes. The Subscription Agent will hold all funds it receives in a segregated bank account until completion of the Rights Offering. If the Rights Offering is not completed, the Subscription Agent will return, without interest or penalty, as soon as practicable all subscription payments. If you own shares in “street name,” it may take longer for you to receive payment because the Subscription Agent will return payments through the record holder of the shares.

What form of payment must I use to pay the Subscription Price?

You must timely pay the full Subscription Price for the full number of shares of Common Stock you wish to acquire under the Subscription Privilege request by delivering to the Subscription Agent a certified or cashier’s check, a bank draft drawn on a U.S. bank, or a personal check that clears before the Expiration Date.

What should I do if I want to participate in the Rights Offering, but my shares are held in the name of my broker, dealer, custodian bank or other nominee?

If your shares of Common Stock are held in the name of a broker, dealer, custodian bank or other nominee, then your broker, dealer, custodian bank or other nominee is the record holder of the shares you own. You will not receive a Subscription Rights Certificate. The record holder must exercise the Subscription Rights on your behalf for the shares of Common Stock you wish to purchase.

We will ask your broker, dealer, custodian bank or other nominee to notify you of the Rights Offering. You should complete and return to your record holder the form entitled “Beneficial Owner Election Form.” You should receive this form from your record holder with the other Rights Offering materials.

If you wish to participate in the Rights Offering and purchase shares of our Common Stock, please contact the record holder of your shares promptly. Your bank, broker or other nominee holder is the holder of the shares you own and must exercise the Subscription Rights on your behalf for shares you wish to purchase. Your broker, dealer, custodian bank or other nominee may establish a deadline prior to the 5:00 p.m., New York City time, on the Expiration Date.

After I exercise my Subscription Rights, can I change my mind?

No. All exercises of Subscription Rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your Subscription Rights or if the market price of our Common Stock drops below the Subscription Price. You should not exercise your Subscription Rights unless you are certain that you wish to purchase additional shares of our Common Stock at the Subscription Price.

Are there risks in exercising my Subscription Rights?

Yes. The exercise of your Subscription Rights involves risks. Exercising your Subscription Rights means buying shares of our Common Stock and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks, uncertainties and other information described under the heading “Risk Factors” in this Prospectus and the risks, uncertainties and other information described in documents incorporated by reference in this Prospectus, including but not limited to the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in our Annual Report on Form 10-K for the year ended June 30, 2013 and our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2013 and December 31, 2013, as well as the risks, uncertainties and other information described in our other filings with the Securities and Exchange Commission (including but not limited to any subsequently filed Quarterly Reports on Form 10-Q), pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), before making a decision to invest in our Common Stock.

Has our Board of Directors made a recommendation to our shareholders regarding the Rights Offering and is the Board of Directors participating in the Rights Offering ?

Our Board of Directors is making no recommendation regarding your exercise of the Subscription Rights. Shareholders who exercise Subscription Rights risk investment loss on new money invested. We cannot assure you that the market price of our Common Stock will be above the Subscription Price at the time of exercise or at the expiration of the Rights Offering or that anyone purchasing shares at the Subscription Price will be able to sell those shares in the future at the same price or a higher price. You are urged to decide whether or not to exercise your Subscription Rights based on your own assessment of our business and the Rights Offering. Among other things, you should carefully consider the risks, uncertainties and other information described under the heading “Risk Factors” in this Prospectus and the risks, uncertainties and other information described in documents incorporated by reference in this Prospectus, including but not limited to the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in our Annual Report on Form 10-K for the year ended June 30, 2013 and our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2013 and December 31, 2013, as well as the risks, uncertainties and other information described in our other filings with the Securities and Exchange Commission (including but not limited to any subsequently filed Quarterly Reports on Form 10-Q), pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act before making a decision to invest in our Common Stock.

In connection with the Rights Offering, we have entered into a Standby Purchase Agreement with AO Partners and Farnam Street Capital. Pursuant to the Standby Purchase Agreement, the Standby Purchasers have agreed to purchase, at the Subscription Price, in a private transaction separate from the Rights Offering, any and all Unsubscribed Shares (subject to reduction as a result of Tax Attribute Considerations). Pursuant to the terms of the Standby Purchase Agreement, the Unsubscribed Shares will be allocated 50% to AO Partners and 50% to Farnam Street Capital. Nicholas J. Swenson, a director of the Company, is the Managing Member of AO Partners and, in such capacity, has the power to direct the affairs of AO Partners. Raymond E. Cabillot, a director of the Company, is Chief Executive Officer and a director of Farnam Street Capital and, in such capacity, has the power to direct the affairs of Farnam Street Capital. Other members of the Board of Directors may decide to participate in the Rights Offering in their capacity as shareholders of the Company, but are not required to do so. Any shares of Common Stock issued to the Standby Purchasers in connection with the standby purchase commitment described above will be “restricted securities” as that term is defined in Rule 144 under the Securities Act. The Standby Purchasers and certain of their affiliates may also exercise the Subscription Privileges they hold in their capacity as shareholders of the Company.

What fees or charges apply if I exercise my Subscription Rights?

We are not charging any fees or sales commissions to issue Subscription Rights to you or to issue shares to you if you exercise your Subscription Rights. If you exercise your Subscription Rights through a broker or other holder of your shares, you are responsible for paying any fees that person may charge.

How do I exercise my Subscription Rights if I live outside of the United States or have a U.S. military post office or foreign post office address?

The Subscription Agent will hold Subscription Rights Certificates for shareholders having addresses outside the United States or who have a U.S. military post office or foreign post office address. In order to exercise Subscription Rights, our foreign shareholders and shareholders with a U.S. military post office or foreign post office address must notify the Subscription Agent and timely follow other procedures described below under the heading “The Rights Offering—Foreign Shareholders.”

When will I receive my new shares of Common Stock?

All shares that you purchase in the Rights Offering will be issued in book-entry, or uncertificated, form. When issued, the shares will be registered in the name of the Subscription Rights holder of record. As soon as practicable after the expiration of the Rights Offering, the Subscription Agent will arrange for the issuance of the shares of Common Stock purchased pursuant to the Subscription Privilege. Subject to state securities laws and regulations, we have the discretion to delay distribution of any shares you may have elected to purchase by exercise of your Subscription Rights in order to comply with state securities laws.

Will the Subscription Rights be listed on a stock exchange or trading market?

The Subscription Rights may not be sold, transferred or assigned to anyone else and will not be listed on the NASDAQ Capital Market or any other stock exchange or trading market. Our Common Stock trades on the NASDAQ Capital Market under the symbol “PDEX” and the shares to be issued in connection with the Rights Offering will be eligible for trading on the NASDAQ Capital Market under the same symbol.

What are the U.S. federal income tax consequences of exercising my Subscription Rights?

We believe that the receipt and exercise of your Subscription Rights should generally not be taxable for U.S. federal income tax purposes. However, U.S. federal tax laws and regulations applicable to the receipt and exercise of the Subscription Rights are very complex and subject to uncertainty. You should seek specific tax advice from your tax advisor in light of your particular circumstances and as to the applicability and effect of any other tax laws. See “Certain Material U.S. Federal Income Tax Consequences.”

What happens if I choose not to exercise my Subscription Rights?

You are not required to exercise your Subscription Rights or otherwise take any action in response to this Rights Offering. If you do not exercise your Subscription Rights and the Rights Offering is completed, the number of shares of our Common Stock you own will not change but your percentage ownership of our total outstanding Common Stock will decrease because shares will be purchased by other shareholders in the Rights Offering or by the Standby Purchasers. Your percentage ownership of our voting stock may also decrease if you do not exercise your Subscription Privilege in full.

How many shares of Common Stock will be outstanding after the Rights Offering?

As of March 17, 2014 , 3,343,954 shares of our Common Stock were issued and outstanding. Assuming no other transactions by us involving our Common Stock, and no options for our Common Stock are exercised prior to the expiration of the Rights Offering, if the Rights Offering is fully subscribed through the exercise of the Subscription Rights and/or the Standby Purchasers acquire all of the Common Stock not purchased by the holders of Subscription Rights, then an additional 1,473,984 shares of our Common Stock will be issued and outstanding after the closing of the Rights Offering, for a total of 4,817,638 shares of Common Stock issued and outstanding. As a result of the Rights Offering, the ownership interests and voting interests of the existing shareholders that do not fully exercise their Subscription Privileges will be diluted.

How much money will we receive from the Rights Offering?

In light of the Standby Purchasers’ commitment, the total proceeds to us from the Rights Offering (before expenses and subject to reduction as a result of Tax Attribute Considerations) will be approximately $2,800,000.

To whom should I send my forms and payment?

If your shares are held in the name of a broker, dealer or other nominee, then you should send your Beneficial Owner Election Form and Subscription Payment to that record holder.

If you are the record holder, then you should send your Subscription Rights Certificates and payments of the Subscription Price to the Subscription Agent (Broadridge Corporate Issuer Solutions, Inc.) at the appropriate address indicated below. Brokers and nominees should also submit their Nominee Holder Certifications to the Subscription Agent at the appropriate address indicated below.

By hand or overnight courier:

Broadridge Corporate Issuer Solutions, Inc.

Attention: Reorganization Department

1981 Marcus Avenue, Suite 100

Lake Success, NY 11042

By first class mail:

Broadridge Corporate Issuer Solutions, Inc.

Attention: Reorganization Department

P.O. Box 1317

Brentwood, NY 11717-0693

You are solely responsible for properly and timely delivering your Subscription Rights Certificates and payments of the Subscription Price (and, if you are a broker or nominee, your Nominee Holder Certifications) to the Subscription Agent. We urge you to allow sufficient time for delivery of your subscription materials to the Subscription Agent.

What if I have more questions?

If you have more questions about the Rights Offering or need additional copies of this Prospectus or other Rights Offering documents, please contact the Subscription Agent (Broadridge Corporate Issuer Solutions, Inc.) at (855) 793-5068.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus.  Because it is a summary, it does not contain all of the information that you should consider before investing in our securities.  You should read the entire Prospectus carefully, including the “Risk Factors” section and the other documents we refer to and incorporate by reference, in order to understand this offering fully.  In particular, we incorporate important business and financial information into this Prospectus by reference.

Company Information

Pro-Dex is a corporation organized under the laws of the State of Colorado. With operations in Irvine, California and Beaverton, Oregon, the Company designs and produces powered surgical and dental instruments and motion control products used in the medical, factory automation and scientific research industries. The Company currently conducts no other significant business activities. Our website address is www.pro-dex.com. None of the information contained on, or that may be accessed through, our website is a prospectus or constitutes part of, or is otherwise incorporated into, this Prospectus.

Our Common Stock is listed on the NASDAQ Capital Market under the symbol “PDEX”. Our principal executive offices are located at 2361 McGaw Avenue, Irvine, California 92614, and our telephone number is (949) 769-3200.

Rights Offering Summary

The following summary describes the principal terms of the Rights Offering, but is not intended to be complete. See the information under the heading “The Rights Offering” in this Prospectus for a more detailed description of the terms and conditions of the Rights Offering.

Securities Offered	We are distributing, at no charge to holders of our Common Stock, non-transferable Subscription Rights to purchase up to 1,473,684 shares of our Common Stock. For each share of Common Stock held of record as of 5:00 p.m., New York City time, on the Record Date (as specified below), you will receive 0.44075 Subscription Rights . Each whole Subscription Right will entitle you to purchase one share of our Common Stock at the Subscription Price specified below. Subscription Rights may only be exercised in whole numbers; we will not issue fractional shares of Common Stock upon exercise of Subscription Rights and, to the extent that the number of Subscription Rights that you are entitled to receive is not a whole number, the shares of Common Stock issuable upon exercise of the Subscription Rights will be rounded down to the nearest whole share for purposes of determining the number of shares of Common Stock for which you may subscribe.

Subscription Privilege	For each whole Subscription Right that you hold, you will have a Subscription Privilege to buy from us one share of our Common Stock at the Subscription Price. You may exercise your Subscription Privilege for some or all of your Subscription Rights, or you may choose not to exercise your Subscription Rights in your sole discretion. If you do not exercise your Subscription Rights and the Rights Offering is completed, the number of shares of our Common Stock you own will not change but your percentage ownership of our total outstanding Common Stock will decrease because shares will be purchased by other shareholders in the Rights Offering or by the Standby Purchasers.

Subscription Price	$1.90 per share of Common Stock. To be effective, any payment related to the exercise of a Subscription Right must clear prior to the Expiration Date.

Limitation on Exercise of Subscription Privilege and Purchases by Standby Purchasers	In the event that the exercise by a shareholder of the Subscription Privilege or the purchase of Common Stock under the Standby Purchase Agreement could, as determined by the Company in its sole discretion, potentially result in a limitation on the Company’s ability to use Tax Attributes under the Code and rules promulgated by the Internal Revenue Service, the Company may, but is under no obligation to, reduce the exercise by such shareholder of the Subscription Privilege or the amount purchased under the Standby Purchase Agreement to such number of shares of Common Stock as the Company in its sole discretion shall determine to be advisable in order to preserve the Company’s ability to use the Tax Attributes.

Record Date	March 20, 2014 .

Expiration Date	The Subscription Rights will expire at 5:00 p.m., New York City time, on April 25, 2014 .

Procedure for Exercising Rights	You must properly complete the enclosed Subscription Rights Certificate and deliver it, along with the full Subscription Price, to the Subscription Agent before the Expiration Date.

If you use the mail, we recommend that you use insured, registered mail, return receipt requested. If you cannot deliver your Subscription Rights Certificate to the Subscription Agent on time, you may follow the guaranteed delivery procedures described under “The Rights Offering—Guaranteed Delivery Procedures.”

Standby Purchasers and Standby Purchase Agreement

In connection with the Rights Offering, we have entered into a Standby Purchase Agreement with AO Partners and Farnam Street Capital. Pursuant to the Standby Purchase Agreement, the Standby Purchasers have agreed to purchase, at the Subscription Price, in a private transaction separate from the Rights Offering, any and all Unsubscribed Shares (subject to reduction as a result of Tax Attribute Considerations, see “Limitation on Exercise of Subscription Privilege and Purchases by Standby Purchasers” above). Pursuant to the terms of the Standby Purchase Agreement, the Unsubscribed Shares will be allocated 50% to AO Partners and 50% to Farnam Street Capital. Nicholas J. Swenson, a director of the Company, is the Managing Member of AO Partners and, in such capacity, has the power to direct the affairs of AO Partners. Raymond E. Cabillot, a director of the Company, is Chief Executive Officer and a director of Farnam Street Capital and, in such capacity, has the power to direct the affairs of Farnam Street Capital.  Any shares of Common Stock issued to the Standby Purchasers in connection with the standby purchase commitment described above will be “restricted securities” as that term is defined in Rule 144 under the Securities Act. The Standby Purchasers and certain of their affiliates may also exercise the Subscription Privileges they hold in their capacity as shareholders of the Company.

Use of Proceeds	We expect the net proceeds from the Rights Offering and the transactions contemplated by the Standby Purchase Agreement to be approximately $2,800,000 (before expenses and subject to reduction as a result of Tax Attribute Considerations). We intend to use the net proceeds from the Rights Offering to pursue strategic opportunities that may present themselves from time to time or, if not used to pursue strategic opportunities, for working capital and general corporate purposes, including to fund our ongoing research and development and product initiatives. Also, to the extent net proceeds of the Rights Offering are not deployed, some of the funds may be invested in accordance with the terms of our Surplus Capital Investment Policy

Non-Transferability of Rights	The Subscription Rights may not be sold, transferred or assigned and will not be listed for trading on the NASDAQ Capital Market or any other stock exchange or trading market. The shares of Common Stock issuable upon exercise of the Subscription Rights will be listed on the NASDAQ Capital Market under the symbol “PDEX”.

No Revocation	All exercises of Subscription Rights are irrevocable, even if you later learn information about us that you consider unfavorable or if the market price of our Common Stock drops below the Subscription Price. You should not exercise your Subscription Rights unless you are certain that you wish to purchase the shares of Common Stock offered pursuant to the Rights Offering.

Conditions to the Rights Offering	The completion of the Rights Offering is subject to the conditions described under “The Rights Offering—Conditions and Cancellation.”

Cancellation	We reserve the right to withdraw the Rights Offering at any time prior to the Expiration Date and for any reason. If the Rights Offering is cancelled, all subscription payments received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable to those persons who subscribed for shares in the Rights Offering.

No Board Recommendation	Our Board of Directors is making no recommendations regarding your exercise of the Subscription Rights. You are urged to make your own decision whether or not to exercise your Subscription Rights based on your own assessment of our business and the Rights Offering. See the section below entitled “Risk Factors.”

Issuance of Common Stock	If you purchase shares of Common Stock through the Rights Offering, we will issue those shares to you in book-entry, or uncertificated, form as soon as practicable after the completion of the Rights Offering. Stock certificates will not be issued for shares of our Common Stock purchased in the Rights Offering.

Listing of Common Stock	Our Common Stock is listed on the NASDAQ Capital Market under the symbol “PDEX” and the shares to be issued in connection with the Rights Offering will also be listed on the NASDAQ Capital Market under the same symbol.

Federal Income Tax Consequences	We believe that the receipt and exercise of your Subscription Rights should generally not be taxable for U.S. federal income tax purposes. However, U.S. federal tax laws and regulations applicable to the receipt and exercise of the Subscription Rights are very complex and subject to uncertainty. You should seek specific tax advice from your tax advisor in light of your particular circumstances and as to the applicability and effect of any other tax laws. See “Certain Material U.S. Federal Income Tax Consequences.”

Subscription and Information Agent	Broadridge Corporate Issuer Solutions, Inc.

Questions	If you have any questions about the Rights Offering, including questions about subscription procedures and requests for additional copies of this Prospectus or other Rights Offering documents, please contact Broadridge Corporate Issuer Solutions, Inc. at (855) 793-5068.

Fees and Expenses	We will pay the fees and expenses related to the Rights Offering.

Risk Factors	Before you invest in the Rights Offering, you should be aware that there are risks associated with your investment, including the risks described in the section entitled “Risk Factors” beginning on page 15 of this Prospectus. You should carefully read and consider these risk factors together with all of the other information included in or incorporated by reference into this Prospectus before you decide to exercise your Subscription Rights to purchase shares of our Common Stock.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks, uncertainties and other information described below, together with the risks, uncertainties and other information contained or incorporated by reference into this Prospectus, including but not limited to the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in our Annual Report on Form 10-K for the year ended June 30, 2013 and our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2013 and December 31, 2013, as well as the risks, uncertainties and other information described in our other filings with the Securities and Exchange Commission (including but not limited to any subsequently filed Quarterly Reports on Form 10-Q), pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, before making a decision to invest in our Common Stock.

The risks described below and in the documents referred to in the preceding paragraph are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. If any of the following risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our Common Stock could decline, and you may lose all or part of your investment.

Risks Related to the Rights Offering

The Subscription Price determined for this Rights Offering is not necessarily an indication of the value of our Common Stock.

The Subscription Price is equal to 85.97% of the closing price of our Common Stock, as reported by the NASDAQ Capital Market, on March 17, 2014 . The Subscription Price is not necessarily related to our book value, results of operations, cash flows, financial condition or the future market value of our Common Stock. We cannot assure you that you will be able to sell shares purchased in this Rights Offering at a price equal to or greater than the Subscription Price. We do not intend to change the Subscription Price in response to changes in the trading price of our Common Stock prior to the closing of the Rights Offering.

The Rights Offering may cause the price of our Common Stock to decline.

Depending upon the trading price of our Common Stock at the time of our announcement of the Rights Offering, the announcement of the Rights Offering and its terms, including the Subscription Price, together with the number of shares of Common Stock we will issue if the Rights Offering and transactions contemplated by the Standby Purchase Agreement are completed, may result in a decrease in the trading price of our Common Stock. This decrease may continue after the completion of the Rights Offering. If that occurs, your purchase of shares of our Common Stock in the Rights Offering may be at a price greater than the prevailing trading price.

Because you may not revoke or change your exercise of the Subscription Rights, you could be committed to buying shares above the prevailing trading price at the time the Rights Offering is completed.

Once you exercise your Subscription Rights, you may not revoke or change the exercise. The trading price of our Common Stock may decline before the Subscription Rights expire. If you exercise your Subscription Rights, and, afterwards, the trading price of our Common Stock decreases below the Subscription Price, you will have committed to buying shares of our Common Stock at a price above the prevailing trading price and could have an immediate unrealized loss.

Our Common Stock is traded on the NASDAQ Capital Market under the symbol, “PDEX” and the closing sale price of our Common Stock on the NASDAQ Capital Market on March 17, 2014 was $2.21 per share. There can be no assurances that the trading price of our Common Stock will equal or exceed the Subscription Price at the time of exercise or at the expiration of the Subscription Rights offering period.

Two of our directors hold voting power with respect to a substantial portion of our outstanding Common Stock, which enables them to have significant influence over the outcome of all matters submitted to our shareholders for approval and which influence may be alleged to conflict with our interests and the interests of our other shareholders. These two directors also control the Standby Purchasers and, as a result, their voting power is anticipated to increase as a result of the Rights Offering and the transactions contemplated by the Standby Purchase Agreement.

As of March 17, 2014 , two of our directors, Nicholas J. Swenson and Raymond E. Cabillot, controlled voting power over approximately 32.2% (21.6% and 10.6%, respectively) of the outstanding shares of our Common Stock. In addition, as a result of these directors’ control of the Standby Purchasers (as described elsewhere in this Prospectus), unless all of our shareholders fully exercise all of the Subscription Rights, the voting control of these directors will increase as a result of the Rights Offering and the transactions contemplated by the Standby Purchase Agreement. (See “How many shares of Common Stock will the Standby Purchasers own after the Rights Offering?” on page 6 of this Prospectus). As a result of such voting control, these directors will have significant influence over all matters submitted to our shareholders for approval, including the election of our directors and other corporate actions, which may be alleged to conflict with our interests and the interests of our other shareholders.

You may not be able to resell any shares of our Common Stock that you purchase pursuant to the exercise of Subscription Rights immediately upon expiration of the Subscription Rights offering period or be able to sell your shares at a price equal to or greater than the Subscription Price.

If you exercise Subscription Rights, you may not be able to resell our Common Stock purchased by exercising your Subscription Rights until you, or your broker, custodian bank or other nominee, if applicable, have received those shares. Moreover, you will have no rights as a shareholder of the shares you purchased in the Rights Offering until we issue the shares to you. Although we will endeavor to issue the shares as soon as practicable after completion of the Rights Offering, including the guaranteed delivery period and after all necessary calculations have been completed, there may be a delay between the Expiration Date of the Rights Offering and the time that the shares are issued. In addition, we cannot assure you that, following the exercise of your Subscription Rights, you will be able to sell your Common Stock at a price equal to or greater than the Subscription Price.

If you do not exercise your Subscription Rights, you will suffer dilution.

If you do not exercise your Subscription Rights, you will suffer dilution of your percentage ownership of our equity securities relative to shareholders who exercise their Subscription Rights and/or the Standby Purchasers.

As of March 17, 2014 , there were 3,343,954 shares of our Common Stock outstanding. Subject to reduction as a result of Tax Attribute Considerations, we anticipate issuing a total of 1,473,684 shares of Common Stock in connection with the Rights Offering and the transactions contemplated by the Standby Purchase Agreement.

Based on the number of shares of Common Stock outstanding as of March 17, 2014 and assuming that no options are exercised and there are no other changes in the number of outstanding shares prior to the expiration of the Rights Offering, if we issue all 1,473,684 shares of Common Stock available in this Rights Offering (to shareholders participating in the Rights Offering and/or the Standby Purchasers), we would have 4,817,638 shares of Common Stock outstanding following the completion of the Rights Offering and the transactions contemplated by the Standby Purchase Agreement.

We may cancel the Rights Offering at any time prior to the expiration of the Rights Offering period, and neither we nor the Subscription Agent will have any obligation to you except to return your subscription payment.

We may at our sole discretion cancel the Rights Offering at any time prior to the expiration of the Rights Offering period. If we elect to cancel the Rights Offering, neither we nor the Subscription Agent will have any obligation with respect to the Subscription Rights except to return to you, without interest or penalty, as soon as practicable any subscription payments.

If you do not act promptly and follow the subscription instructions, your exercise of Subscription Rights will be rejected.

Shareholders that desire to purchase shares in the Rights Offering must act promptly to ensure that all required forms and payments are actually received by the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date of the Rights Offering. If you are a beneficial owner of shares, you must act promptly to ensure that your broker, dealer, custodian bank or other nominee acts for you and that all required forms and payments are actually received by the Subscription Agent prior to the expiration of the Rights Offering period. We are not responsible if your broker, dealer, custodian bank or nominee fails to ensure that all required forms and payments are actually received by the Subscription Agent prior to the expiration of the Rights Offering period. If you fail to complete and sign the required subscription forms, send an incorrect payment amount or otherwise fail to follow the subscription procedures that apply to your exercise in the Rights Offering prior to the expiration of the Rights Offering period, the Subscription Agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the Subscription Agent undertakes to contact you concerning, or attempt to correct, an incomplete or incorrect subscription form. We have the sole discretion to determine whether the exercise of your Subscription Rights properly and timely follows the subscription procedures.

If you make payment of the Subscription Price by uncertified personal check, your check may not clear in sufficient time to enable you to purchase shares in the Rights Offering.

Any uncertified personal check used to pay the Subscription Price in the Rights Offering must clear prior to 5:00 p.m., New York City time, on the Expiration Date of the Rights Offering, and the clearing process may require five or more business days. As a result, if you choose to use an uncertified personal check to pay the Subscription Price, it may not clear prior to 5:00 p.m., New York

City time, on the Expiration Date, in which event you would not be eligible to exercise your Subscription Rights. You may eliminate this risk by paying the Subscription Price by certified or cashier’s check or bank draft drawn on a U.S. bank.

The Subscription Rights are non-transferable and thus there will be no market for them.

You may not sell, transfer or assign your Subscription Rights to anyone else. We do not intend to list the Subscription Rights on any securities exchange or any other trading market. Because the Subscription Rights are non-transferable, there is no market or other means for you to directly realize any value associated with the Subscription Rights.

Risks Relating to Ownership of Our Common Stock

Our stock price has been volatile and may continue to be volatile; Dividend Policy.

The trading price of our Common Stock has been, and is likely to continue to be, highly volatile, in large part attributable to developments and circumstances related to factors identified in “Forward-looking Statements” and “Risk Factors” set forth herein and in our Annual Report on Form 10-K for the year ended June 30, 2013 and our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2013 and December 31, 2013, and any risks described in our other filings with the Securities and Exchange Commission (including but not limited to subsequently filed Quarterly Reports on Form 10-Q), pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, as well as the market’s response to our operations and financial condition. The market value of your investment in our Common Stock may rise or fall sharply at any time because of this volatility, and also because of significant short positions that may be taken by investors from time to time in our stock. During the fiscal year ended June 30, 2013, the closing sale price for our Common Stock on the NASDAQ Capital Market ranged from $1.52 to $2.37 per share. The market prices for securities of medical device and motion control companies, such as Pro-Dex, historically have been highly volatile, and the market has experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. Further, we do not intend to pay any cash dividends on our Common Stock in the foreseeable future.

We may require additional capital in the future and you may incur dilution to your stock holdings.

We have historically relied upon our existing cash balance and cash flows from operating activities to fund our operations. We have incurred operating losses in the fiscal years ended June 30, 2012 and 2013, and there is no assurance that we will be able to achieve profitable operations and positive cash flows in the foreseeable future or at all. If capital requirements vary materially from those currently planned, we may require additional capital sooner than expected. There can be no assurance that such capital will be available in sufficient amounts or on terms acceptable to us, if at all. Further, any sale of a substantial number of additional shares will cause dilution to an investment in our Common Stock and could also cause the market price of our Common Stock to decline. We have the authority to issue up to 50,000,000 shares of Common Stock (of which, as of March 17, 2014 , 3,343,954 shares were outstanding), to issue options and warrants to purchase shares of our Common Stock (of which, as of March 17, 2014 , options to acquire 169,169 shares of our Common Stock were outstanding and no warrants were outstanding) and to designate and issue up to 10,000,000 shares of preferred stock, of which 78,129 have been designated as Series A Convertible Preferred Stock (of which, as of March 17, 2014 , no shares were outstanding). Issuances of additional shares of our stock in the future could dilute existing shareholders and may adversely affect the market price of our Common Stock.

The failure to maintain the market price of our Common Stock may affect our ability to remain listed on the NASDAQ exchange.

The minimum bid price for our publicly traded Common Stock was below $1.00 for a significant period of time throughout 2008, 2009 and 2010, ultimately resulting in us effecting a one-for-three reverse split of our Common Stock on June 17, 2010 to increase our stock price to satisfy the $1.00 minimum bid price listing requirement of the Nasdaq Capital Market. Notwithstanding the increased price of our Common Stock that resulted from the reverse split, our future performance, general market conditions and other factors could result in us failing to satisfy the listing standards of the Nasdaq Capital Market in the future. If our Common Stock were to be delisted from the Nasdaq Capital Market, our shareholders may find it difficult to either dispose, or obtain quotations for the price, of our Common Stock.

Risks Relating to Our Business

A substantial portion of our revenue is derived from a single customer such that if we were to lose that customer, it would have a material adverse effect on our business, financial condition and results of operations.

In fiscal year 2013, our top 20 customers accounted for 81% of our sales, with our largest customer accounting for 47% of our sales. The loss of our largest customer, or the loss of any other significant customer, would severely impact us, including having a material adverse effect on our business, financial condition, cash flows, revenue and results of operations.

Our failure to manage contracting sales levels could harm us by having a material adverse effect on our business and results of operations.

Over the past two fiscal years our total sales have contracted from $27.1 million in 2011 to $12.2 million in 2013. We continue to implement the steps of a strategic plan, the objectives of which are to identify and capture additional revenue opportunities and concurrently reduce operating costs not critical to revenue growth. There can be no assurance, however, as to either the timing or success of achieving these objectives, which, during any period not achieved, may cause us to experience a prolonged material and adverse impact on our business.

Even if we are successful in identifying and capturing additional revenue opportunities, we may be required to expand our overall production, development, marketing, sales, management and training capacity. In the event we are unable to identify, hire, train and retain qualified individuals in such capacities within a reasonable timeframe, such failure could have a material adverse effect on us.

We terminated our bank credit facility agreements in September 2012. An inability to achieve anticipated cash flows from operations over the next twelve months could have a material adverse effect on our liquidity and could require additional financing, which may not be available on acceptable terms or at all.

At June 30, 2012, we were in violation of profitability-based covenants related to our then-existing bank credit facility, for which the bank had the right to declare us in default of the bank credit facility agreements and the entire amount owing under the facility, consisting of a term loan, to become immediately due and payable. We historically had not made any borrowings against our bank lines of credit, and believed that existing cash balances and cash flows from operations would be sufficient to fund operations for the next twelve months and to fully repay the term loan. Accordingly, on August 30, 2012, we notified the bank of our intent to terminate the credit facility agreements and repay the term loan in full, which amounted to $685,000 at the time of its repayment in September 2012.

An inability to achieve anticipated cash flows from operations could have a material adverse effect on our ability to fund operations for the next twelve months and require us to obtain new financing. However, there is no assurance that such financing will be available on acceptable terms, if at all.

A substantial portion of our business is derived from our two core business areas that, if not serviced properly, may result in a material adverse impact upon our business, results of operations and financial condition.

In fiscal year 2013, we derived more than 78% of our revenue from sales of our medical device and motion control products and related services. We believe that a primary factor in the market acceptance of our products and services is the value that is created for our customers by those products and related services. Our future financial performance will depend in large part on our ability to continue to meet the increasingly sophisticated needs of our customers through the timely development, successful introduction and implementation of new and enhanced products and services, while at the same time continuing to provide the value our customers have come to expect from us. We have historically expended a significant percentage of our revenue on product development and believe that significant continued product development efforts will be required to sustain our growth. Continued investment in our sales and marketing efforts will also be required to support future growth.

There can be no assurance that we will be successful in our product development efforts, that the market will continue to accept our existing products, or that new products or product enhancements will be developed and implemented in a timely manner, meet the requirements of our customers, or achieve market acceptance. If new products or product enhancements do not achieve market acceptance, our business, results of operations and financial condition could be materially adversely affected.

We face significant competition from a number of different sources, which could negatively impact our results of operations and business conditions.

The markets for products in the industries served by our customers are intensely competitive, and we face significant competition from a number of different sources. Several of our competitors have significantly greater name recognition, as well as substantially greater financial, technical, product development and marketing resources, than us.

We compete in all of our markets with other major surgical device and motion control related companies. As a provider of outsourced products and services, we also compete with our customers’ own internal development groups. Competitive pressures and other factors, such as new product or new technology introductions by us, our customers’ internal development and manufacturing departments, or our competitors may result in price or market share erosion that could have a material adverse effect on our business, results of operations and financial condition. Also, there can be no assurance that our products and services will achieve broad market acceptance or will successfully compete with other products.

The industry in which we operate is subject to significant technological change and any failure or delay in addressing such change could adversely affect our competitive position or could make our current products obsolete.

The medical device and motion control markets are generally characterized by rapid technological change, changing customer needs, frequent new product introductions, and evolving industry standards. The introduction of products incorporating new technologies and the emergence of new industry standards could render our existing products obsolete and unmarketable. There can be no assurance that we will be successful in developing and marketing new products that respond to technological changes or evolving industry standards.

New product development requires significant research and development expenditures that we have historically funded through operations; however we may be unable to do so in the future and we have no credit facility with which to fund such expenditures. Any significant decrease in revenues or research funding could impair our ability to respond to technological advances in the marketplace and to remain competitive. If we are unable, for technological or other reasons, to develop and introduce new products in a timely manner in response to changing market conditions or customer requirements, our business, results of operations and financial condition may be materially adversely affected. Although we target new markets for access, develop new products and update existing products, there can be no assurance that we will do so successfully or that even if we are successful, such efforts will be completed concurrently with or prior to the introduction of competing products. Any such failure or delay could adversely affect our competitive position or could make our current products obsolete.

A conflict of interest exists with respect to certain investments approved by our Investment Committee.

In April 2013, our Board approved a Surplus Capital Investment Policy (the “Policy”) that provides, among other items, for the following:

(a) Determination by our Board of Directors of (i) our surplus capital balance and (ii) the portion of such surplus capital balance to be invested according to the Policy;

(b)	Selection of an Investment Committee responsible for implementing the Policy; and
(c)	Objectives and criteria under which investments may be made.

The current composition of the Investment Committee is: Messrs. Swenson (Chair) and Cabillot, both of whom are members of our Board of Directors and professional investment fund managers, and Mr. Hurwitz, our Chief Executive Officer and Chief Financial Officer. The Investment Committee has approved making investments in the common stocks of certain companies in which funds managed by Mr. Swenson and/or Mr. Cabillot currently hold common stock investments, and may approve making additional such investments in the future. In such situations, a potential conflict of interest exists, or will exist, in that Messrs. Swenson’s or Cabillot’s interests may not be independent of Investment Committee decisions.

Our investments are concentrated in stocks whose fair values are subject to a loss in value and which may not easily be sold.

Our current investments under the Policy are concentrated in common stocks of OTC companies. A significant decline in the value of our investments may produce a large decrease in our consolidated shareholders’ equity and can have a material adverse effect on our consolidated book value per share. Under certain circumstances, significant declines in the fair value of these investments may require the recognition of losses in the statement of operations and other comprehensive income. In addition, such stocks do not consistently trade on a daily basis, which could adversely affect our ability to sell them on a timely basis or at an acceptable value.

Our quarterly results can fluctuate significantly from quarter to quarter, which may negatively impact the price of our shares and/or cause significant variances in the prices at which our shares trade.

Our sales have fluctuated in the past, and may fluctuate in the future from quarter to quarter and period to period, as a result of a number of factors including, without limitation: the size and timing of orders from customers; the length of new product development cycles; market acceptance of new technologies; changes in pricing policies or price reductions by us or our competitors; the timing of new product announcements and product introductions by us or our competitors; the financial stability of major customers; our success in expanding our sales and marketing programs; acceleration, deferral, or cancellation of customer orders and deliveries; changes in our strategy; revenue recognition policies in conformity with accounting principles generally accepted in the United States (“GAAP”); personnel changes; and general market and economic factors.

Because a significant percentage of our expenses are relatively fixed, a variation in the timing of sales can cause significant fluctuations in operating results from quarter to quarter. As a result, we believe that interim period-to-period comparisons of our results of operations are not necessarily meaningful and should not be relied upon as indications of future performance. Further, our historical operating results are not necessarily indicative of future performance for any particular period.

In addition, it is possible that our operating results in future quarters may be below the expectations of public market analysts and investors. In such an event, the price of our Common Stock could be materially adversely affected.

Our operations are subject to a number of complex government regulations, the violation of which could have a material adverse effect on our business.

The manufacture and distribution of medical and dental devices are subject to state and federal requirements set forth by various agencies including the FDA and EPA. The statutes, regulations, administrative orders, and advisories that affect our businesses are complex and subject to diverse, often conflicting, interpretations. While we make every effort to maintain full compliance with all applicable laws and regulations, we are unable to eliminate an ongoing risk that one or more of our activities may at some point be determined to have been non-compliant. The penalties for non-compliance could range from an administrative warning to termination of a portion of our business. Furthermore, even if we are subsequently determined to have fully complied with applicable laws or regulations, the costs to achieve such a determination and the intervening loss of business could adversely affect or result in the cessation of a portion of our business. A change in such laws or regulations at any time may have an adverse effect on our operations. Notwithstanding the risks inherent in our business, management believes that our operations are in compliance with applicable laws and regulations.

The FDA regulates all medical devices into one of three classes (Class I, II or III) based on the level of control necessary to assure the safety and effectiveness of the device. The surgical instrumentation we manufacture is generally classified into Class I, and our dental instrumentation is generally classified into Class II. The FDA has broad enforcement powers to recall and prohibit the sale of products that do not comply with federal regulations, and to order the cessation of non-compliant processes. No claim has been made to date by the FDA regarding any of our products or processes. Nevertheless, as is common in the industry, certain of our products and processes are from time to time subject to routine governmental reviews and investigations. While management believes that our products and processes fully comply with applicable laws and regulations, we are unable to predict the outcome of any such future review or investigation.

We believe that our business is conducted in a manner consistent with EPA and other agency regulations governing disposition of industrial waste materials. In February 2011, we became aware of a report entitled “Site Discovery Report, Southeast Santa Ana Project DTSC – Cypress Region,” dated February 2010 (the “Report”), that was prepared by the Cypress, California regional office of the Cal/EPA Department of Toxic Substances Control (“DTSC”) for Region 9 of the EPA under an agreement between the two agencies. The purpose of the Report was to identify sites within an area of southeast Santa Ana, California that may be sources of groundwater contamination previously detected in that area. The Report identified 25 sites, including our former Santa Ana site, for further screening by DTSC staff over the next two years. DTSC has informed us that no further evaluation of our former site took place during fiscal years 2011 through 2013. It is uncertain whether future developments, if any, from DTSC’s screening process would have any application to our former site and, if so, what exposure we might face concerning any findings that might be made concerning the site. In addition, we are unable to predict the outcome of any investigation or review that might be undertaken in the future with respect to our disposition of industrial waste materials.

If any of our products, processes or other operations were to be found in violation of government regulations, it could expose us to claims, liabilities and remedial obligations that could have a material adverse effect on our business.

We face significant uncertainty in the industry due to government healthcare reform.

Political, economic and regulatory influences are subjecting the healthcare industry to fundamental changes. The Patient Protection and Affordable Care Act (the “Healthcare Act”) enacted sweeping reforms to the U.S. healthcare industry, including mandatory health insurance, reforms to Medicare and Medicaid, the creation of large insurance purchasing groups, new taxes on medical equipment manufacturers that will apply to certain of our products and other significant modifications to the healthcare delivery system. Due to uncertainties regarding the ultimate features of the new federal legislation and its implementation, we cannot predict what impact the Healthcare Act may have on us, our customers or our industry.

We rely heavily on our proprietary technology, which, if not properly protected or if deemed invalid, could have a material adverse effect on our business, results of operations and financial condition.

We are dependent on the maintenance and protection of our proprietary technology and rely on patent filings, exclusive development and supply agreements, confidentiality procedures, and employee nondisclosure agreements to protect it. There can be no assurance that the legal protections and precautions taken by us will be adequate to prevent misappropriation of our technology or that competitors will not independently develop technologies equivalent or superior to ours. Further, the laws of some foreign countries do not protect our proprietary rights to as great an extent as do the laws of the United States and are often not enforced as vigorously as those in the United States.

We do not believe that our operations or products infringe on the intellectual property rights of others. However, there can be no assurance that others will not assert infringement or trade secret claims against us with respect to our current or future products. Assertions or claims by others, whether or not valid, could cause us to incur significant legal costs defending our intellectual property rights and potentially require us to enter into a license agreement or royalty arrangement with the party asserting the claim or to cease our use of the infringing technology, any of which could have a material adverse effect on our business, results of operations and financial condition.

The global economic environment may impact our business, operating results or financial condition.

Changes in the global economic environment have caused, and may cause in the future, a general tightening in the credit markets, lower levels of liquidity, increases in rates of default and bankruptcy, and extreme volatility in credit, equity and fixed income markets. These macroeconomic developments could negatively affect our business, operating results or financial condition should they cause, for example, current or potential customers to become unable to fund purchases of our products, in turn resulting in delays, decreases or cancellations of purchases of our products and services, or causing the customer to not pay us or to delay paying us for previously purchased products and services. In addition, financial institution failures may cause us to incur increased expenses or make it more difficult either to obtain financing for our operations, investing activities (including the financing of any future acquisitions), or financing activities. Additional economic risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business, financial condition or operating results.

We face risks and uncertainties associated with potential litigation by or against us, which could have a material adverse effect on our business, results of operations and financial condition.

We continually face the possibility of litigation as either a plaintiff or a defendant. It is not reasonably possible to estimate the awards or damages, or the range of awards or damages, if any, that we might incur in connection with such litigation.

Many of our products are complex and technologically advanced. Such products may, from time to time, be the subject of claims concerning product performance and construction, including warranty claims. While we are committed to correcting such problems as soon as possible, there is no assurance that solutions will be found on a timely basis, if at all, to satisfy customer demands or to avoid potential claims or litigation. Also, due to the location of our facilities, as well as the nature of our business activities, there is a risk that we could be subject to litigation related to environmental remediation claims. We maintain insurance to protect against claims associated with the use of our products, but there can be no assurance that our insurance coverage will adequately cover any claim asserted against us.

The uncertainty associated with potential litigation may have an adverse impact on our business. In particular, litigation could impair our relationships with existing customers and our ability to obtain new customers. Defending or prosecuting litigation could result in significant legal costs and a diversion of management’s time and attention away from business operations, either of which could have a material adverse effect on our business, results of operations and financial condition. There can be no assurance that litigation would not result in liability in excess of our insurance coverage, that our insurance will cover such claims or that appropriate insurance will continue to be available to us in the future at commercially reasonable rates.

Our operations are dependent upon our key personnel. If such personnel were to leave unexpectedly, we may not be able to execute our business plan.

Our future performance depends in significant part upon the continued service of our key technical and senior management personnel. Because we have a relatively small number of employees when compared to other leading companies in the same industry, our dependence on maintaining our relationship with key employees is particularly significant. We are also dependent on our ability to attract and retain high quality personnel, particularly in the areas of product development, operations management, marketing and finance.

A high level of employee mobility and the aggressive recruiting of skilled personnel characterize the medical device and motion control industries. There can be no assurance that our current employees will continue to work for us. Loss of services of key employees could have a material adverse effect on our business, results of operations and financial condition.

We are subject to changes in and interpretations of financial accounting matters that govern the measurement of our performance, compliance with which could be costly and time consuming.

We are subject to changes in and interpretations of financial accounting matters that govern the measurement of our performance. Based on our reading and interpretations of relevant guidance, principles or concepts issued by, among other authorities, the Financial Accounting Standards Board, the SEC and the American Institute of Certified Public Accountants, management believes our performance, including current sales contract terms and business arrangements, has been properly reported. However, there continue to be issued interpretations and guidance for applying the relevant standards to a wide range of contract terms and business arrangements that are prevalent in the industries in which we operate. Future interpretations or changes by the regulators of existing accounting standards or changes in our business practices may result in future changes in our accounting policies and practices that could have a material adverse effect on our business, financial condition, cash flows, revenue and results of operations.

Our evaluation of internal controls and remediation of potential problems is costly and time consuming and could expose weaknesses in financial reporting.

Section 404 of the Sarbanes-Oxley Act of 2002, as amended, requires management’s assessment of the effectiveness of the Company’s internal control over financial reporting. This process is expensive and time consuming, and requires significant attention of management. Management can give no assurance that material weaknesses in internal controls will not be discovered. If a material weakness is discovered, corrective action may be time consuming and costly, and could further divert the attention of management. The disclosure of a material weakness, even if quickly remedied, could reduce the market’s confidence in our financial statements and harm our stock price, especially if a restatement of financial statements for past periods is required.

INFORMATION ABOUT THE COMPANY

Pro-Dex, Inc.

Pro-Dex is a corporation organized under the laws of the State of Colorado. With operations in Irvine, California and Beaverton, Oregon, the Company designs and produces powered surgical and dental instruments and motion control products used in the medical, factory automation and scientific research industries. The Company currently conducts no other significant business activities.  Our website address is www.pro-dex.com. None of the information contained on, or that may be accessed through, our website is a prospectus or constitutes part of, or is otherwise incorporated into, this Prospectus.

Our principal executive offices are located at 2361 McGaw Avenue, Irvine, California 92614, and our telephone number is (949) 769-3200.

As of December 31, 2013, the Company had:

•	total assets of $10,389,000;

•	total liabilities of $2,342,000; and

•	total shareholders’ equity of $8,047,000.

THE RIGHTS OFFERING

The following describes the Rights Offering in general and assumes, unless specifically provided otherwise, that you are a record holder of our Common Stock as of 5:00 p.m., New York City time, on the Record Date. If you hold your shares in a brokerage account or through a dealer or other nominee, please also refer to “—Notice to Brokers and Nominees” below.

The Subscription Rights

We are distributing to holders of our Common Stock as of 5:00 p.m., New York City time, on March 20, 2014 , which is the Record Date for this Rights Offering, at no charge, non-transferable Subscription Rights to purchase shares of our Common Stock.  For each share of Common Stock held of record as of 5:00 p.m., New York City time, on the Record Date, you will receive 0.44075 Subscription Rights .  Each whole Subscription Right will entitle you to purchase one share of our Common Stock at a Subscription Price equal to $1.90 per share of Common Stock. Subscription Rights may only be exercised in whole numbers; we will not issue fractional shares of Common Stock upon exercise of Subscription Rights and, to the extent that the number of Subscription Rights that you are entitled to receive is not a whole number, the shares of Common Stock issuable upon exercise of the Subscription Rights will be rounded down to the nearest whole share for purposes of determining the number of shares of Common Stock for which you may subscribe.  Any excess subscription funds will be returned, without interest or penalty, as soon as practicable after the expiration of the Rights Offering period.

Subscription Privilege

Each whole Subscription Right that you own will entitle you to purchase one share of our Common Stock at the Subscription Price.  You may exercise your Subscription Privilege for some or all of your Subscription Rights, or you may choose not to exercise any Subscription Rights.

For example, if you owned 1,000 shares of our Common Stock as of 5:00 p.m., New York City time, on the Record Date, you would receive 440.75 Subscription Rights and would have the right to purchase 440 shares of Common Stock for $1.90 per share (or $836.00 in the aggregate) by exercising your Subscription Privilege in full.

Limitation on Exercise of Subscription Privilege

In the event that the exercise by a shareholder of the Subscription Privilege or the purchase of Common Stock under the Standby Purchase Agreement could, as determined by the Company in its sole discretion, potentially result in a limitation on the Company’s ability to use Tax Attributes under the Code and rules promulgated by the Internal Revenue Service, the Company may, but is under no obligation to, reduce the exercise by such shareholder of the Subscription Privilege or the amount purchased under the Standby Purchase Agreement to such number of shares of Common Stock as the Company in its sole discretion shall determine to be advisable in order to preserve the Company’s ability to use the Tax Attributes.

No Fractional Shares Issuable Upon Exercise of Subscription Rights

Subscription Rights may only be exercised in whole numbers; we will not issue fractional shares of Common Stock upon exercise of Subscription Rights and, to the extent that the number of Subscription Rights that you are entitled to receive is not a whole number, the shares of Common Stock issuable upon exercise of the Subscription Rights will be rounded down to the nearest whole share for purposes of determining the number of shares of Common Stock for which you may subscribe.  Any excess subscription funds will be returned, without interest or penalty, as soon as practicable after the expiration of the Rights Offering period.

Subscription Price

The Subscription Price per share of Common Stock will be $1.90 . The Subscription Price is equal to 85.97% of the closing price of our Common Stock, as reported by the NASDAQ Capital Market, on March 17, 2014 . The Subscription Price is not necessarily related to our book value, results of operations, cash flows, financial condition or the future market value of our Common Stock. We cannot assure you that you will be able to sell shares purchased in this Rights Offering at a price equal to or greater than the Subscription Price. We do not intend to change the Subscription Price in response to changes in the trading price of our Common Stock prior to the closing of the Rights Offering.

Standby Commitment

On December 17, 2013, we entered into a Standby Purchase Agreement with AO Partners and Farnam Street Capital as the Standby Purchasers, which was subsequently amended by Amendment No. 1 to Standby Purchase Agreement (as amended, the “Standby Purchase Agreement”). Pursuant to the Standby Purchase Agreement, the Standby Purchasers have agreed to purchase, at the Subscription Price, in a private transaction separate from the Rights Offering, any and all Unsubscribed Shares (subject to reduction as a result of Tax Attribute Considerations). Pursuant to the terms of the Standby Purchase Agreement, the Unsubscribed Shares will be allocated 50% to AO Partners and 50% to Farnam Street Capital. Nicholas J. Swenson, a director of the Company, is the Managing Member of AO Partners and, in such capacity, has the power to direct the affairs of AO Partners. Raymond E. Cabillot, a director of the Company, is Chief Executive Officer and a director of Farnam Street Capital and, in such capacity, has the power to direct the affairs of Farnam Street Capital.

Any purchases by the Standby Purchasers pursuant to the Standby Purchase Agreement will be made for investment purposes and not with a view toward resale. The number of shares of Common Stock that will be purchased by the Standby Purchasers can only be determined upon the completion of the Rights Offering. The Standby Purchasers will purchase all shares of Common Stock that could have been but were not subscribed for in the Rights Offering (subject to reduction as a result of Tax Attribute Considerations). If the Rights Offering is fully subscribed by shareholders through the exercise in full of their Subscription Privileges, the Standby Purchasers or their affiliates will purchase shares of Common Stock pursuant to the exercise of their respective Subscription Privileges, but will not purchase any additional shares of Common Stock pursuant to the Standby Purchase Agreement.

If, on the other hand, no shareholders were to purchase any shares of Common Stock through the exercise of their Subscription Privileges (and assuming that the Tax Attribute Considerations do not result in a lesser number of shares of Common Stock being issued to the Standby Purchasers), all of the shares offered pursuant to the Rights Offering would be issued and sold to the Standby Purchasers. In that event, 1,473,684 shares of Common Stock would be issued to the Standby Purchasers – with 736,842 shares to be purchased by AO Partners and 736,842 shares to be purchased by Farnam Street Capital. As a result, assuming that all shares offered pursuant to the Rights Offering are issued and sold to the Standby Purchasers, Nicholas J. Swenson, a director of the Company, would control (either directly or indirectly through AO Partners or other entities controlled by Mr. Swenson) approximately 1,457,595 shares, or 30.26% , of the Company’s outstanding Common Stock, and Raymond E. Cabillot, a director of the Company, would control (either directly or indirectly through Farnam Street Capital or other entities controlled by Mr. Cabillot) approximately 1,091,213 shares, or 22.65% , of the Company’s outstanding Common Stock.

No fees or other consideration will be paid by the Company to the Standby Purchasers in exchange for their commitment to purchase any and all Unsubscribed Shares.

Expiration Time and Date; Closing

The Subscription Rights will expire at 5:00 p.m., New York City time, on April 25, 2014 . You must properly complete the enclosed Subscription Rights Certificate and deliver it, along with the full Subscription Price, to the Subscription Agent before 5:00 p.m., New York City time, on April 25, 2014 . After the expiration of the Rights Offering period, all unexercised Subscription Rights will be null and void. We will not be obligated to honor any purported exercise of Subscription Rights that the Subscription Agent receives after the expiration of the Rights Offering, regardless of when you sent the documents regarding that exercise, unless you have used the guaranteed delivery procedures described under “The Rights Offering—Notice of Guaranteed Delivery.” All shares purchased in the Rights Offering will be issued in book-entry, or uncertificated, form. Any subscription payments for shares not allocated or validly purchased will be returned to you, without interest or penalty, as soon as practicable following the Expiration Date of the Rights Offering.

Reasons for the Rights Offering; Use of Proceeds

We are conducting the Rights Offering to raise equity capital and to provide our existing shareholders with the opportunity to purchase additional shares of our Common Stock. We expect the proceeds from the Rights Offering and the transactions contemplated by the Standby Purchase Agreement to be approximately $2,800,000 (before expenses and subject to reduction as a result of Tax Attribute Considerations). We intend to use the net proceeds of the Rights Offering to pursue strategic opportunities that may present themselves from time to time or, if not used to pursue strategic opportunities, for working capital and general corporate purposes, including to fund our ongoing research and development and product initiatives. Also, to the extent net proceeds of the Rights Offering are not deployed, some of the funds may be invested in accordance with the terms of our Surplus Capital Investment Policy.

Method of Exercising Subscription Rights

The exercise of Subscription Rights is irrevocable and may not be cancelled or modified. You may exercise your Subscription Rights as follows:

Subscription by Registered Holders

To exercise your Subscription Privilege, you must properly complete and execute the Subscription Rights Certificate, together with any required signature guarantees, and forward it, together with payment in full of the Subscription Price for each share of our Common Stock you are subscribing for, to the Subscription Agent at the address set forth under “The Rights Offering—Subscription Agent” below, on or prior to 5:00 p.m., New York City time, on the Expiration Date.

Subscription by Beneficial Owners

If you are a beneficial owner of shares of our Common Stock, meaning that you hold your shares in “street name” through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of the Rights Offering. If you wish to exercise your Subscription Rights, you will need to have your broker, custodian bank or other nominee act for you and exercise your Subscription Rights and deliver all documents and payment on your behalf, including a “Nominee Holder Certification,” prior to 5:00 p.m., New York City time, on the Expiration Date. If you hold certificates of our Common Stock directly and would prefer to have your broker, custodian bank or other nominee act for you, you should contact your nominee and request it to effect the transactions for you.

To indicate your decision with respect to your Subscription Rights, you should complete and return to your broker, custodian bank or other nominee, the form entitled “Beneficial Owner Election Form.” You should receive this form from your broker, custodian bank or other nominee with the other Subscription Rights offering materials. If you wish to obtain a separate Subscription Rights Certificate, you should contact the nominee as soon as possible and request that a separate Subscription Rights Certificate be issued to you. You should contact your broker, custodian bank or other nominee if you do not receive this form, but you believe you are entitled to participate in the Rights Offering. We are not responsible if you do not receive the form from your broker, custodian bank or nominee or if you receive it without sufficient time to respond.

Your Subscription Rights will not be considered exercised unless the Subscription Agent actually receives from you, your broker, custodian, bank or other nominee, as the case may be, all of the required documents and your full Subscription Price payment prior to 5:00 p.m., New York City time, on April 25, 2014 , the scheduled Expiration Date of this Rights Offering.

Payment Method

Your payment of the Subscription Price must be made in U.S. dollars for the full number of shares of Common Stock you wish to acquire under the Subscription Privilege. Your payment must be delivered in one of the following ways:

•	uncertified check payable to “Broadridge Corporate Issuer Solutions, Inc. (acting as Subscription Agent for Pro-Dex, Inc.)”; or

•	certified or cashier’s check drawn upon a U.S. bank and payable to “Broadridge Corporate Issuer Solutions, Inc. (acting as Subscription Agent for Pro-Dex, Inc.).”

Your payment will be considered received by the Subscription Agent only upon:

•	clearance of any uncertified personal check deposited by the Subscription Agent; or

•	receipt by the Subscription Agent of any certified or cashier’s check drawn upon a U.S. bank.

Clearance of Uncertified Personal Checks

If you are paying by uncertified personal check, please note that payment will not be deemed to have been received by the Subscription Agent until the check has cleared, which could take at least five or more business days. If you wish to pay the Subscription Price by uncertified personal check, we urge you to make payment sufficiently in advance of the time the Rights Offering expires to ensure that your payment is received by the Subscription Agent and clears by the Expiration Date. We urge you to consider using a certified or cashier’s check drawn upon a U.S. bank.

Instructions for Completing Your Subscription Rights Certificate

You should read the instruction letter accompanying the Subscription Rights Certificate carefully and strictly follow it. Do not send Subscription Rights Certificates or payments to us.   Except as described below under “The Rights Offering—Notice of

Guaranteed Delivery,” we will not consider your subscription received until the Subscription Agent has received delivery of a properly completed and duly executed Subscription Rights Certificate and payment of the full Subscription Price (and any payment by uncertified personal check has cleared). The risk of delivery of all documents and payments is on you or your nominee, not us or the Subscription Agent.

The method of delivery of Subscription Rights Certificates and payment of the subscription amount to the Subscription Agent will be at the risk of the holders of Subscription Rights. If sent by mail, we recommend that you send those certificates and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and clearance of payment before the expiration of the subscription period for the Rights Offering. Because uncertified personal checks may take at least five or more business days to clear, we urge you to pay or arrange for payment by means of certified or cashier’s check or bank draft to avoid missing the opportunity to exercise your Subscription Rights should you decide to exercise your Subscription Rights.

Missing or Incomplete Subscription Information

If you do not indicate the number of Subscription Rights being exercised, or do not forward full payment of the total Subscription Price payment for the number of Subscription Rights that you indicate are being exercised, then you will be deemed to have exercised your Subscription Rights with respect to the maximum number of whole Subscription Rights that may be exercised with the aggregate Subscription Price payment you delivered to the Subscription Agent. If we do not apply your full Subscription Price payment to your purchase of shares of our Common Stock, the Subscription Agent will return the excess amount to you by mail, without interest or penalty, as soon as practicable after the Expiration Date of the Rights Offering.

Conditions and Cancellation

We reserve the right to cancel the Rights Offering on or prior to the Expiration Date for any reason. Among other reasons, we may cancel the Rights Offering if at any time before completion of the Rights Offering there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the Rights Offering that in the sole judgment of our Board of Directors would or might make the Rights Offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the Rights Offering. We may waive any of these conditions and choose to proceed with the Rights Offering even if one or more of these events occur. If we cancel the Rights Offering, in whole or in part, all affected Subscription Rights will expire without value, and all subscription payments received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable.

Cancellation Rights

Our Board of Directors may cancel the Rights Offering in its sole discretion at any time prior to the time the Rights Offering expires for any reason. If we cancel the Rights Offering, we will issue a press release notifying shareholders of the cancellation, and any funds you paid to the Subscription Agent will be returned, without interest or penalty, as soon as practicable.

Subscription and Information Agent

Broadridge Corporate Issuer Solutions, Inc. is acting as the Subscription Agent for the Rights Offering under an agreement with us. All Subscription Rights Certificates and payments of the Subscription Price must be delivered to the Subscription Agent at the appropriate address indicated below. Brokers and nominees should also submit their Nominee Holder Certifications to the Subscription Agent at the appropriate address indicated below.

By hand or overnight courier:

Broadridge Corporate Issuer Solutions, Inc.

Attention: Reorganization Department

1981 Marcus Avenue, Suite 100

Lake Success, NY 11042

By first class mail:

Broadridge Corporate Issuer Solutions, Inc.

Attention: Reorganization Department

P.O. Box 1317

Brentwood, NY 11717-0693

You should direct any questions or requests for assistance concerning the method of subscribing for the shares of Common Stock or for additional copies of this Prospectus or other Rights Offering documents to the Subscription Agent at (855) 793-5068.

If you deliver Subscription Rights Certificates, Notices of Guaranteed Delivery, payments of the Subscription Price or other subscription documents in a manner different than that described in this Prospectus, we may not honor the exercise of your Subscription Privileges.

Fees and Expenses

We will pay the fees and expenses of the Subscription Agent. We have also agreed to indemnify the Subscription Agent from and against certain liabilities in connection with the Rights Offering. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the Subscription Rights. Neither the Subscription Agent nor the Company will pay such expenses.

Notice to Brokers and Nominees

If you are a broker, a custodian bank, a trustee, a depositary for securities or other nominee holder who holds shares of our Common Stock for the account of others as of 5:00 p.m., New York City time, on the Record Date, you should notify the respective beneficial owners of such shares of the Rights Offering as soon as possible to learn their intentions with respect to exercising their Subscription Rights. You should obtain instructions from the beneficial owner with respect to their Subscription Rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate Subscription Rights Certificates and submit them to the Subscription Agent with the proper payment. If you hold shares of our Common Stock for the account(s) of more than one beneficial owner, you may exercise the number of Subscription Rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our Common Stock as of 5:00 p.m., New York City time, on the Record Date, provided that you, as a nominee record holder, make a proper showing to the Subscription Agent by submitting the form entitled “Nominee Holder Certification” that we will provide to you with your Rights Offering materials. If you did not receive this form, you should contact the Subscription Agent to request a copy.

In the case of Subscription Rights that you hold of record on behalf of others through the Depository Trust Company (“DTC”), those Subscription Rights may be exercised by instructing DTC to transfer the Subscription Rights from your DTC account to the Subscription Agent’s DTC account, and by delivering to the Subscription Agent the required certification as to the number of shares subscribed for pursuant to the exercise of the Subscription Rights of the beneficial owners on whose behalf you are acting, together with payment of the full Subscription Price.

Notice of Guaranteed Delivery

If you wish to exercise your Subscription Rights, but you do not have sufficient time to deliver the Subscription Rights Certificate evidencing your Subscription Rights to the Subscription Agent on or before 5:00 p.m., New York City time, on April 25, 2014 (the Expiration Date of the Rights Offering), you may exercise your Subscription Rights by the following guaranteed delivery procedures:

•	deliver to the Subscription Agent on or prior to the Rights Offering Expiration Date your Subscription Price payment in full for each share you subscribed for under your subscription privilege in the manner set forth above under “The Rights Offering—Payment Method”;

•	deliver to the Subscription Agent on or prior to the Expiration Date the form entitled “Notice of Guaranteed Delivery,” substantially in the form provided with the “Instructions For Use of Pro-Dex, Inc. Rights Certificates” distributed with your Subscription Rights Certificates; and

•	deliver the properly completed Subscription Rights Certificate evidencing your Subscription Rights being exercised and the related nominee holder certification, if applicable, with any required signature guarantee, to the Subscription Agent no later than three business days after the Expiration Date of the Rights Offering. For purposes of these Notice of Guaranteed Delivery procedures, “business day” means any day on which trading is conducted on the NASDAQ Capital Market.

Your Notice of Guaranteed Delivery must be delivered in substantially the same form provided with the Instructions For Use of Pro-Dex, Inc. Subscription Rights Certificates, which will be distributed to you with your Subscription Rights Certificate. Your Notice of Guaranteed Delivery must include a signature guarantee from a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Exchange Act (each, an “Eligible Institution”). A form of that guarantee is included with the Notice of Guaranteed Delivery.

In your Notice of Guaranteed Delivery, you must state:

•	your name;

•	the number of Subscription Rights represented by your Subscription Rights Certificates;

•	the number of shares of our Common Stock for which you are subscribing under your Subscription Privilege; and

•	your guarantee that you will deliver to the Subscription Agent the Subscription Rights Certificate evidencing the Subscription Rights you are exercising within three business days following the expiration of the Rights Offering.

You may deliver your Notice of Guaranteed Delivery to the Subscription Agent in the same manner as your Subscription Rights Certificate at the address set forth above under “The Rights Offering—Subscription Agent” or may be transmitted, if transmitted by an Eligible Institution, to the Subscription Agent by facsimile transmission to (215) 553-5402. You should confirm receipt of all facsimile transmissions by calling the Subscription Agent at (855) 793-5068.

The Subscription Agent will send you additional copies of the form of Notice of Guaranteed Delivery if you request them by calling (855) 793-5068.

Questions About Exercising Subscription Rights

If you have any questions or require assistance regarding the method of exercising your Subscription Rights or requests for additional copies of this Prospectus, the Instructions For Use of Pro-Dex, Inc. Subscription Rights Certificates, the Notice of Guaranteed Delivery or any other Rights Offering documents, you should contact the Subscription Agent at (855) 793-5068.

Transferability of Rights

The Subscription Rights granted to you may be exercised only by you, and, therefore, you may not sell, transfer or assign your Subscription Rights to anyone else.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your Subscription Privileges, including time of receipt and eligibility to participate in the Rights Offering. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us in our sole discretion. Neither the Subscription Agent nor we shall be under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to cancel the Rights Offering, only when a properly completed and duly executed Subscription Rights Certificate and any other required documents and payment of the full subscription amount have been received by the Subscription Agent (and any payment by uncertified personal check has cleared). Our interpretations of the terms and conditions of the Rights Offering will be final and binding.

Segregated Account; Return of Funds

The Subscription Agent will hold funds received in payment for shares of our Common Stock to be purchased in the Rights Offering in a segregated account pending completion of the Rights Offering. The Subscription Agent will hold this money until the Rights Offering is completed or is cancelled. If the Rights Offering is cancelled for any reason, the Subscription Agent will return this money to subscribers, without interest or penalty, as soon as practicable.

Certificates for Shares of Common Stock

All shares that you purchase in the Rights Offering will be issued in book-entry, or uncertificated, form. When issued, the shares will be registered in the name of the Subscription Rights holder of record. As soon as practicable after the expiration of the

Rights Offering period, the Subscription Agent will arrange for issuance to each Subscription Rights holder of record that has validly exercised its Subscription Privilege, the shares of Common Stock purchased pursuant to the Subscription Privilege.

Rights of Subscribers

You will have no rights as a shareholder with respect to the shares of our Common Stock purchased in the Rights Offering until your account, or your account at your broker, custodian bank or other nominee, is credited with such shares. You will have no right to revoke your subscriptions after you deliver your completed Subscription Rights Certificate, payment and any other required documents to the Subscription Agent.

Foreign Shareholders

We will not mail Subscription Rights Certificates to shareholders whose addresses are outside the United States or who have a U.S. military post office or foreign post office address. The Subscription Agent will hold these Subscription Rights Certificates for their account. To exercise Subscription Rights, our foreign shareholders must notify the Subscription Agent prior to 11:00 a.m., New York City time, at least three business days prior to the Expiration Date of the Rights Offering and demonstrate to the satisfaction of the Company that the exercise of such Subscription Rights does not violate the laws of the jurisdiction of such shareholder.

No Revocation or Change

Once you submit the Subscription Rights Certificate to exercise any Subscription Rights, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of Subscription Rights are irrevocable, even if you learn information about us that you consider to be unfavorable or if the market price of our Common Stock drops below the Subscription Price. You should not exercise your Subscription Rights unless you are certain that you wish to purchase the shares of our Common Stock offered pursuant to the Rights Offering.

Regulatory Limitation

We will not be required to issue to you shares of our Common Stock pursuant to the Rights Offering if, in our opinion, you are required to obtain prior clearance or approval from, or submit a prior notice to, any state or federal regulatory authorities to own or control the shares and if, at the time the Rights Offering expires, we determine that you have not properly obtained such clearance or approval or submitted such notice. See also “Limitation on Exercise of Subscription Privilege.”

No Recommendation to Subscription Rights Holders

Our Board of Directors is making no recommendation regarding your exercise of the Subscription Rights. Shareholders who exercise Subscription Rights risk investment loss on new money invested. We cannot assure you that the market price of our Common Stock will be above the Subscription Price at the time of exercise or at the expiration of the Rights Offering or that anyone purchasing shares at the Subscription Price will be able to sell those shares in the future at the same price or a higher price. You are urged to decide whether or not to exercise your Subscription Rights based on your own assessment of our business and the Rights Offering. Among other things, you should carefully consider the risks, uncertainties and other information described under the heading “Risk Factors” in this Prospectus and the risks, uncertainties and other information described in documents incorporated by reference in this Prospectus, including but not limited to the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in our Annual Report on Form 10-K for the year ended June 30, 2013 and our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2013 and December 31, 2013, as well as the risks, uncertainties and other information described in our other filings with the Securities and Exchange Commission (including but not limited to any subsequently filed Quarterly Reports on Form 10-Q), pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act before making a decision to invest in our Common Stock.

Participation in Rights Offering by Members of our Board of Directors

In connection with the Rights Offering, we have entered into a Standby Purchase Agreement with AO Partners and Farnam Street Capital. Pursuant to the Standby Purchase Agreement, the Standby Purchasers have agreed to purchase, at the Subscription Price, in a private transaction separate from the Rights Offering, any and all Unsubscribed Shares (subject to reduction as a result of Tax Attribute Considerations). Pursuant to the terms of the Standby Purchase Agreement, the Unsubscribed Shares will be allocated 50% to AO Partners and 50% to Farnam Street Capital. Nicholas J. Swenson, a director of the Company, is the Managing Member of AO Partners and, in such capacity, has the power to direct the affairs of AO Partners. Raymond E. Cabillot, a director of the Company, is Chief Executive Officer and a director of Farnam Street Capital and, in such capacity, has the power to direct the affairs of Farnam Street Capital. Other members of the Board of Directors may decide to participate in the Rights Offering in their capacity as shareholders of the Company, but are not required to do so. Any shares of Common Stock issued to the Standby Purchasers in connection with the standby purchase commitment described above will be “restricted securities” as that term is defined in Rule 144 under the Securities Act. The Standby Purchasers and certain of their affiliates may also exercise the Subscription Privileges they hold in their capacity as shareholders of the Company.

Listing

The Subscription Rights may not be sold, transferred or assigned to anyone else and will not be listed on the NASDAQ Capital Market or any other stock exchange or trading market. Our Common Stock trades on the NASDAQ Capital Market under the symbol “PDEX” and the shares to be issued in connection with the Rights Offering will be eligible for trading on the NASDAQ Capital Market under the same symbol.

Participation in Rights Offering Not Required; Potential Dilution

You are not required to exercise your Subscription Rights or otherwise take any action in response to this Rights Offering. If you do not exercise your Subscription Rights and the Rights Offering is completed, the number of shares of our Common Stock you own will not change but your percentage ownership of our total outstanding Common Stock will decrease because shares will be purchased by other shareholders in the Rights Offering or by the Standby Purchasers. Your percentage ownership of our Common Stock may also decrease if you do not exercise your Subscription Privilege in full.

Shares of Common Stock Outstanding After the Rights Offering

As of March 17, 2014 , 3,343,954 shares of our Common Stock were issued and outstanding. Assuming no other transactions by us involving our Common Stock, and no options for our Common Stock are exercised prior to the expiration of the Rights Offering, if the Rights Offering is fully subscribed through the exercise of the Subscription Rights and/or the Standby Purchasers acquire all of the Common Stock not purchased by the holders of Subscription Rights, then an additional 1,473,684 shares of our Common Stock will be issued and outstanding after the closing of the Rights Offering, for a total of 4,817,638 shares of Common Stock issued and outstanding. As a result of the Rights Offering, the ownership interests and voting interests of the existing shareholders that do not fully exercise their Subscription Privileges will be diluted.

Other Matters

We are not making the Rights Offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any shares of our Common Stock from Subscription Rights holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal or state laws or regulations to accept or exercise the Subscription Rights. We may delay the commencement of the Rights Offering in those states or other jurisdictions, or change the terms of the Rights Offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, we also have the discretion to delay allocation and distribution of any shares you may elect to purchase by exercise of your Subscription Privileges in order to comply with state securities laws. We may decline to make modifications to the terms of the Rights Offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the Subscription Rights, you will not be eligible to participate in the Rights Offering. However, we are not currently aware of any states or jurisdictions that would preclude participation in the Rights Offering.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of the Company’s capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to the Company’s Articles of Incorporation and the Company’s Bylaws, each of which may be further amended from time to time and both of which are incorporated herein by reference.

General

As of March 17, 2014 , the Company’s authorized capital stock consists of (i) 50,000,000 shares of Common Stock, no par value per share, and (ii) 10,000,000 shares of preferred stock, no par value per share (“Preferred Stock”), of which 78,129 shares have been designated as Series A Convertible Preferred Stock (“Series A Preferred Stock”). As of March 17, 2014 , 3,343,954 shares of Common Stock were issued and outstanding and no shares of Preferred Stock were issued and outstanding.

Common Stock

The holders of the Company’s Common Stock are entitled to one vote for each share of Common Stock held of record on all matters submitted to a vote of the Company’s shareholders, including the election of directors, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared by the Board of Directors out of legally available funds. Subject to the rights of any outstanding Preferred Stock, upon the Company’s liquidation, dissolution or winding-up, the holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to the Company’s shareholders after the payment of all of the Company’s debts and other liabilities. Holders of Common Stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable.

Broadridge Corporate Issuer Solutions, Inc. is the transfer agent for the Company’s Common Stock.

The Company’s Common Stock is listed on the NASDAQ Capital Market under the symbol “PDEX”.

Preferred Stock

The Company’s Board of Directors has the authority, without further action by the Company’s shareholders (other than such approval rights as may be granted to any outstanding series of Preferred Stock), to designate and issue one or more series of Preferred Stock and to fix the rights, powers, preferences, qualifications, limitations and restrictions of each series of Preferred Stock to the maximum extent permitted by Colorado law. Among other things, the Board of Directors may establish the following with respect to each series of Preferred Stock:

(i) the number of shares that constitute each series of Preferred Stock;

(ii) the rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;

(iii) whether the series of Preferred Stock may be redeemed and, if so, the redemption price and the other terms and conditions of redemption;

(iv) sinking fund or other provisions, if any, for redemption or purchase of the series of Preferred Stock;

(v) whether the series of Preferred Stock may be converted into, or exchangeable for, other classes of capital stock of the Company (including Common Stock or another series of Preferred Stock) and, if so, the conversion price or exchange rate and the other terms of conversion or exchange; and

(vi) the liquidation preferences payable on, and other rights afforded to, the series of Preferred Stock in the event of voluntary or involuntary dissolution, winding-up or other liquidation of the Company.

The rights, powers, preferences, qualifications, limitations and restrictions of different series of Preferred Stock may differ with respect to dividend rates, redemption provisions, sinking fund provisions, conversion and exchange rights, liquidation preferences and other matters.

The issuance of Preferred Stock could decrease the amount of earnings and assets available for distribution to holders of Common Stock or adversely affect the rights and powers, including voting rights, of the holders of Common Stock. The existence of authorized but unissued Preferred Stock may also discourage or render more difficult attempts to take control of the Company, as described in more detail below under “Anti-Takeover Provisions of Governing Documents.”

Series A Preferred Stock

78,129 shares of the Company’s Preferred Stock have been designated as Series A Preferred Stock, which have the following rights and preferences:

(i) holders of Series A Preferred Stock will have a liquidation preference of $3.60 per share of Series A Preferred Stock payable in preference to holders of Common Stock and holders of shares of the Company’s other capital stock, if any, ranking junior to the Series A Preferred Stock (a consolidation or merger of the Company with or into another corporation or entity or sale of all or substantially all of the assets of the Company shall be deemed a “liquidation” with respect to the Series A Preferred Stock unless such consolidation or merger is a Pro Forma Merger; a “Pro Forma Merger” is defined in the Company’s Articles of Incorporation as a consolidation or merger, as the result of which 15% or fewer of the equity securities of the Company outstanding after the merger or consolidation are owned by persons who were not holders of equity securities of the Company immediately preceding the merger or consolidation);

(ii) holders of Series A Preferred Stock have the right, at any time and from time to time, to convert three shares of Series A Preferred Stock into one share of Common Stock (which conversion rate is subject to adjustment in the event shares of Common Stock are issued as a dividend or distribution on any class of capital stock of the Company or if the Common Stock is subdivided, split or combined or subject to a recapitalization, reclassification or similar transaction);

(iii) no fractional shares of Common Stock will be issued upon conversion of Series A Preferred Stock, and in lieu of any fractional share the Company shall pay the holder of converted Series A Preferred Stock an amount calculated in accordance with the Company’s Articles of Incorporation;

(iv) the Company must at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of issuance upon conversion of the Series A Preferred Stock, the number of shares of Common Stock issuable upon the conversion of all outstanding shares of Series A Preferred Stock;

(v) the Company will not, by amendment of its Articles of Incorporation or through any other voluntary action, avoid or seek to avoid the observance or performance of any of the rights or preferences of the Series A Preferred Stock;

(vi) the Company does not have the right to redeem Series A Preferred Stock;

(vii) holders of Series A Preferred Stock have no voting rights except as otherwise granted to them under Colorado law;

(viii) Series A Preferred Stock will not be entitled to dividends; and

(ix) all shares of Series A Preferred Stock surrendered for conversion into Common Stock shall be restored to the status of authorized but unissued shares of Preferred Stock and may not be reissued as Series A Preferred Stock.

Anti-Takeover Provisions of Governing Documents

The Company’s Bylaws require that the Company’s shareholders satisfy certain advance notice and other requirements in order to properly submit proposals or director nominees for consideration at the Company’s annual meetings of shareholders.

As discussed above, the Company’s Board of Directors has the authority, without further action by the Company’s shareholders (other than such approval rights as may be granted to any outstanding series of Preferred Stock), to designate and issue one or more series of Preferred Stock and to fix the rights, powers, preferences, qualifications, limitations and restrictions of each series of Preferred Stock to the maximum extent permitted by Colorado law. The existence of authorized but unissued Preferred Stock may enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. Among other things, if in the due exercise of its fiduciary obligations, the Board of Directors were to determine that a takeover proposal is not in the best interests of the Company and its shareholders, the Board of Directors could cause shares of Preferred Stock to be designated and issued without further shareholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent shareholder or shareholder group.

PLAN OF DISTRIBUTION

On or about March 28, 2014 , we will distribute the Subscription Rights, Subscription Rights Certificates and copies of this Prospectus to individuals who owned shares of Common Stock of record as of 5:00 p.m., New York City time, on March 20, 2014 , the Record Date for the Rights Offering. If you wish to exercise your Subscription Rights and purchase shares of Common Stock, you should complete the Subscription Rights Certificate and return it with payment of the full Subscription Price to the Subscription Agent. See “The Rights Offering—Method of Exercising Subscription Rights.” If you have any questions, you should contact the Subscription Agent (Broadridge Corporate Issuer Solutions, Inc.) at (855) 793-5068. The Subscription Rights will not be listed on the NASDAQ Capital Market or any other stock exchange or trading market. The shares of Common Stock issuable upon exercise of the Subscription Rights will be listed on the NASDAQ Capital Market under the symbol “PDEX”.

We have agreed to pay the Subscription Agent customary fees plus certain expenses in connection with the Rights Offering. We have not employed any brokers, dealers or underwriters in connection with the solicitation of exercise of Subscription Rights. Except as described in this section, we are not paying any other commissions, underwriting fees or discounts in connection with the Rights Offering. Some of our employees may solicit responses from you as a holder of Subscription Rights, but we will not pay our employees any commissions or compensation for these services other than their normal employment compensation. We estimate that our total expenses in connection with the Rights Offering will be approximately $78,350.

USE OF PROCEEDS

We expect the proceeds from the Rights Offering and the transactions contemplated by the Standby Purchase Agreement to be approximately $2,800,000 (before expenses and subject to reduction as a result of Tax Attribute Considerations). We intend to use the net proceeds of the Rights Offering to pursue strategic opportunities that may present themselves from time to time or, if not used to pursue strategic opportunities, for working capital and general corporate purposes, including to fund our ongoing research and development and product initiatives. Also, to the extent net proceeds of the Rights Offering are not deployed, some of the funds may be invested in accordance with the terms of our Surplus Capital Investment Policy.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Our Common Stock is traded on the NASDAQ Capital Market under the symbol “PDEX.”  The following table sets forth, for the periods indicated, the quarterly high and low sales prices per share of our Common Stock as reported on the NASDAQ Capital Market.

Quarter Ended	High	Low
September 30, 2011	$2.59	$1.64
December 31, 2011	$2.57	$1.81
March 31, 2012	$3.90	$1.92
June 30, 2012	$2.43	$1.80

September 30, 2012	$2.10	$1.52
December 31, 2012	$2.19	$1.72
March 31, 2013	$2.37	$1.92
June 30, 2013	$2.10	$1.84

September 30, 2013	$2.19	$1.82
December 31, 2013	$2.55	$1.90

As of March 17, 2014 , there were approximately 83 record holders of the Company’s Common Stock.

The Company has never paid a cash dividend on its Common Stock. The current policy of the Board of Directors is to retain earnings to provide funds for the operation and expansion of the Company’s business.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax consequences to U.S. holders (as defined below) of the receipt and ownership of the Subscription Rights pursuant to the Rights Offering and certain tax considerations for U.S. holders of the ownership of our Common Stock resulting from the exercise of Subscription Rights. This summary is based upon provisions of the Code, applicable Treasury Regulations, administrative rulings, judicial authorities and other applicable existing U.S. federal income tax authorities, all of which are subject to change or differing interpretations, possibly with retroactive effect which could result in U.S. federal income tax consequences different from those discussed below. No assurance can be given that the Internal Revenue Service, or IRS, will not challenge one or more of the tax results described in this discussion, and no ruling from the IRS has been, or is expected to be, sought with respect to the U.S. federal tax consequences of the Rights Offering.

This summary does not provide a complete analysis of all potential tax considerations. This summary is only applicable to U.S. holders of Common Stock who are individuals and who acquire the Subscription Rights pursuant to the terms of the Rights Offering, have held the Common Stock, and will hold the Subscription Rights, and the Common Stock issued upon exercise of the rights as capital assets (generally, property held for investment) within the meaning of Section 1221 of the Code. This summary does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as holders who may be subject to special tax treatment under the Code, including (without limitation) dealers in securities or currencies, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt entities or traders in securities that elect to use a mark-to-market method of accounting for their securities, persons holding Subscription Rights or Common Stock as part of a hedging, integrated or conversion transaction or a straddle, persons deemed to sell Common Stock, under the constructive sale provisions of the Code, persons whose “functional currency” is not the U.S. dollar, and foreign taxpayers. This summary does not deal with any U.S. federal non-income, state, local or foreign tax consequences, estate or gift tax consequences, or alternative minimum tax consequences, nor does it address any tax considerations to persons other than U.S. holders.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our right or Common Stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other business entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

•	an estate, if its income is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons (within the meaning of the Code) have the authority to control all of its substantial decisions or (ii) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) receives the Subscription Rights or exercises the Subscription Rights, the tax treatment of a partner in a partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner or partnership should consult its tax advisor as to the U.S. federal income tax consequences of the receipt, exercise or lapse of the Subscription Rights.

Holders of Common Stock are urged to consult their own tax advisors as to the specific tax consequences of the Rights Offering to them, including the applicable federal, state, local and foreign tax consequences of the Rights Offering to them and the effect of possible changes in tax laws.

Taxation of Subscription Rights

Receipt of Subscription Rights

A distribution of subscription rights with respect to common stock is generally treated as a nontaxable stock distribution for U.S. federal income tax purposes under Section 305(a) of the Code . In certain circumstances, however , a shareholder who receives a right to acquire shares will, under Section 305 of the Code , be treated as having received a taxable dividend in an amount equal to the fair market value of such right. Although the authorities governing transactions such as this Rights Offering are complex and do not speak directly to the consequences of certain aspects of this Rights Offering, including, for example, the Standby Purchase Agreement, it is the opinion of our counsel, Rutan & Tucker, LLP, that the receipt of Subscription Rights should be treated as a nontaxable stock distribution for U.S. federal income tax purposes. Consequently, the discussion below assumes that the receipt of Subscription Rights will be treated as a nontaxable distribution. .

Tax Basis in Subscription Rights

If the fair market value of the Subscription Rights you receive is less than 15% of the fair market value of your existing Common Stock on the date you receive the Subscription Rights, the Subscription Rights will be allocated a zero basis for U.S. federal income tax purposes, unless you elect to allocate basis between your existing Common Stock and the Subscription Rights in proportion to the relative fair market values of the existing Common Stock and the Subscription Rights determined on the date of receipt of the Subscription Rights. If you choose to allocate basis between your existing Common Stock and the Subscription Rights, you must make this election on a statement included with your tax return for the taxable year in which you receive the Subscription Rights. Such an election is irrevocable.

On the other hand, if the fair market value of the Subscription Rights you receive is 15% or more of the fair market value of your existing Common Stock on the date you receive the Subscription Rights, then you must allocate your basis in your existing Common Stock between the existing Common Stock and the Subscription Rights you receive in proportion to their fair market values determined on the date you receive the Subscription Rights.

The fair market value of the Subscription Rights on the date the Subscription Rights are distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the Subscription Rights on that date. In determining the fair market value of the Subscription Rights, you should consider all relevant facts and circumstances, including any difference between the Subscription Price of the Subscription Rights and the trading price of our Common Stock on the date that the Subscription Rights are distributed, the length of the period during which the Subscription Rights may be exercised and the fact that the Subscription Rights are non-transferable.

Holding Period in Subscription Rights

Your holding period in a Subscription Right will include your holding period in the Common Stock with respect to which the Subscription Right was distributed.

Exercise of Subscription Privilege

It is the opinion of our counsel, Rutan & Tucker, LLP, that you will not recognize gain or loss on the exercise of a Subscription Right pursuant to the Subscription Privilege. Your tax basis in new shares of Common Stock acquired when you exercise a Subscription Right pursuant to the Subscription Privilege will be equal to your adjusted tax basis in the Subscription Right plus the Subscription Price. The holding period of a share of Common Stock acquired when you exercise a Subscription Right, if any, pursuant to the Subscription Privilege will begin on the date of exercise.

If you exercise a Subscription Right received in the Rights Offering after disposing of the share of our Common Stock with respect to which such Subscription Right is received, then certain aspects of the tax treatment of the exercise of the Subscription Right are unclear, including (1) the allocation of tax basis between the Common Stock previously sold and the Subscription Right, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the Common Stock previously sold, and (3) the impact of such allocation on the tax basis of Common Stock acquired through exercise of the Subscription Right. If you exercise a Subscription Right received in the Rights Offering after disposing of the Common Stock with respect to which the Subscription Right is received, you should consult your tax advisor.

Expiration of Subscription Rights

It is the opinion of our counsel, Rutan & Tucker, LLP, that if you do not exercise your Subscription Rights, the tax basis in your existing shares of Common Stock will be equal to their tax basis immediately before your receipt of your Subscription Rights (and, accordingly, the tax basis in your Subscription Rights will be deemed to be zero) and, therefore, you will not recognize any gain or loss upon the expiration of the Subscription Rights.

If you allow Subscription Rights to expire after disposing of the Common Stock with respect to which such Subscription Rights are received, then certain aspects of the tax treatment of the expiration of the Subscription Rights are unclear, including (1) the allocation of tax basis between the Common Stock previously sold and the Subscription Rights, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the Common Stock previously sold, and (3) the impact of such allocation on the amount and timing of gain or loss recognized upon the expiration of the Subscription Rights. If you allow Subscription Rights to expire after disposing of the Common Stock with respect to which the Subscription Rights are received, you should consult with your tax advisor.

Ownership of Common Stock Upon Exercise of Subscription Privilege

Distributions

In general, distributions of money, securities and any other property (other than our stock or rights to acquire such stock) with respect to our Common Stock will constitute dividends to the extent made out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a non-taxable return of capital to the extent of your adjusted tax basis in the Common Stock and thereafter as capital gain from the sale or exchange of such Common Stock.

Gain or Loss on Disposition of Common Stock

Upon the sale or other disposition of our Common Stock, you will generally recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between your amount realized on the sale and your adjusted tax basis in such Common Stock. Such capital gain or loss will be long-term capital gain or loss if your holding period for the common shares is more than one year. Long-term capital gain of an individual is generally taxed at favorable rates. The deductibility of capital losses is subject to limitations.

Additional Medicare Tax on Net Investment Income

For tax years beginning after December 31, 2012, an additional 3.8% tax will be imposed on the net investment income of certain U.S. citizens and resident aliens, and on the undistributed net investment income of certain estates and trusts. Among other items, net investment income generally includes gross income from dividends and net gain from the disposition of property, such as our Common Stock, less certain deductions. You should consult your tax advisor with respect to this additional tax.

Information Reporting and Backup Withholding

Payments made to you of proceeds from the sale or other disposition of the Common Stock may be subject to information reporting to the IRS and possible U.S. federal backup withholding. Backup withholding will not apply if you furnish a correct taxpayer identification number (certified on the IRS Form W-9) or otherwise establish that you are exempt from backup withholding. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability. You may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information.

LEGAL MATTERS

Rutan & Tucker, LLP, Costa Mesa, California has issued opinions regarding the securities being offered by this Prospectus and the material U.S. federal income tax consequences of the receipt, exercise and expiration of the Subscription Rights. We have filed copies of the opinions as exhibits to the registration statement of which this Prospectus is part.

EXPERTS

The consolidated financial statements incorporated by reference in this Prospectus and elsewhere in the registration statement from our Annual Report on Form 10-K have been so incorporated by reference in reliance upon the report of Moss Adams LLP, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC covering the securities that may be sold under this Prospectus.  This Prospectus summarizes material provisions of contracts and other documents that we refer you to.  For further information on the Company, the Rights Offering, the Subscription Rights and our Common Stock, you should refer to our registration statement and its exhibits. As permitted by the rules and regulations of the SEC, the registration statement that contains this Prospectus includes additional information not contained in this Prospectus.  Because the Prospectus may not contain all the information that you may find important, you should review the full text of these documents.  We have included copies of these documents as exhibits to our registration statement of which this Prospectus is a part.

We also file reports, proxy statements and other information with the SEC.  Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov.  You may also read and copy any document we file by visiting the SEC’s public reference room in Washington, D.C.  The SEC’s address in Washington, D.C. is 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.  You may also inspect our SEC reports and other information at the offices of The NASDAQ Stock Market at One Liberty Plaza, 165 Broadway, New York, New York 10006. Copies are also available on our website at www.pro-dex.com.

The SEC allows us to “incorporate by reference” the information we file with them, which means:

•	incorporated documents are considered part of the Prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC will automatically update and supersede this incorporated information.

We incorporate by reference the following documents that we have filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended June 30, 2013;

•	Quarterly Reports filed on Form 10-Q for the quarters ended September 30, 2013 and December 31, 2013;

•	Current Reports on Form 8-K filed on July 17, 2013, December 11, 2013 and December 17, 2013; and

•	Description of the Common Stock which is contained in the Company’s Current Report on Form 8-K filed on December 17, 2013, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this Prospectus until this offering is completed:

•	reports filed under Sections 13(a) and (c) of the Exchange Act;

•	any document filed under Section 14 of the Exchange Act; and

•	any reports filed under Section 15(d) of the Exchange Act.

You should rely only on information contained or incorporated by reference in this Prospectus.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this Prospectus is accurate as of the date of this Prospectus only.  Our business, financial condition and results of operation may have changed since that date.

We will provide to each person, including any beneficial owner, to whom this Prospectus is delivered a copy of any or all of the information that has been incorporated by reference in this Prospectus but not delivered with this Prospectus. To receive a free copy of any of the documents incorporated by reference in this Prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), you may request them in writing or by telephone from us at the following address and phone number:

Pro-Dex, Inc.

2361 McGaw Avenue

Irvine, California 92614

Attention:  Harold A. Hurwitz, Chief Executive Officer

Telephone: (944) 769-3200

Subscription Rights to purchase up to 1,473,684 shares of Common Stock at $1.90 per share and the shares of Common Stock issuable upon the exercise of such Subscription Rights

PROSPECTUS

[●] , 2014

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

  Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the approximate expenses payable by the Company in connection with the sale of the securities being registered:

SEC Registration Fees	$350
Printing and Mailing Expenses	$15,000
Legal Fees	$42,500
Accounting Fees	$35,000
Subscription and Information Agent Fees	$8,000
Miscellaneous Fees and Expenses	$5,000

Total	$105,850

II-1

Item 15.   Indemnification of Directors and Officers

Pro-Dex is incorporated under the laws of the State of Colorado. Section 7-109-102 of the Colorado Business Corporations Act (the “Colorado Act”) authorizes a Colorado corporation to indemnify any director of the corporation against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in (or in the case of conduct not in taken the director’s official capacity, not opposed to) the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided that the corporation generally may not indemnify a director for conduct which the director is adjudged liable.

Unless limited by a corporation’s articles of incorporation, Sections 7-109-103 and 7-109-107 of the Colorado Act require that a Colorado corporation indemnify a director or officer of the corporation who was wholly successful, on the merits or otherwise, in defending any proceeding to which he or she was a party because he or she was a director or officer of the corporation against reasonable expenses incurred in connection therewith.

Pursuant to Section 7-109-104 of the Colorado Act, a Colorado corporation may advance a director’s expenses incurred in defending any action or proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 7-109-102 described above. Unless limited by the corporation’s articles of incorporation, Section 7-109-107 of the Colorado Act extends this same protection to officers of a corporation.

Regardless of whether a director or officer has the right to indemnity pursuant to the provisions of the Colorado Act described above, Section 7-109-108 of the Colorado Act allows a Colorado corporation to purchase and maintain insurance on behalf of a director or officer against liability resulting from his or her role as director or officer.

Article 8 of the Company’s Articles of Incorporation expressly states that (unless limited by its Bylaws, by Board of Director or shareholder resolution or by contract) the Company shall indemnify its directors and officers to the extent and in a manner permitted by the Colorado Act. No provision of the Company’s Bylaws, no resolutions by the Company’s Board of Directors or shareholders, and no contracts between the Company and its directors or officers have limited such rights.

It is the Company’s policy to maintain an insurance policy indemnifying its directors and officers against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they may not be entitled to indemnification by us. As of March 17, 2014 , the Company has such an insurance policy in place.

It is also the Company’s policy to enter into indemnification agreements with each of its directors and officers. As of March 17, 2014 , the Company has entered into its standard form of indemnification agreement with each of its current directors and officers, pursuant to which the Company agrees, among other things, to indemnify and advance expenses to each director and officer to the maximum extent permitted by law.

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Item 16.   Exhibits

The following exhibits are filed herewith or incorporated by reference.  The reference numbers correspond to the numbered paragraphs of Item 601 of Regulation S-K.

Exhibit No.		Description

3.1		Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K filed April 23, 2007).

3.2		Articles of Amendment to Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K filed December 5, 2007)

3.3		Articles of Amendment to Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K filed June 18, 2010)

3.4		Amended and Restated Bylaws, dated January 31, 2011 (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K filed February 4, 2011)

4.1	*	Form of Non-Transferable Subscription Rights Certificate

4.2

Subscription and Information Agent Agreement, dated December 17, 2013, between the Company and Broadridge Corporate Issuer Solutions, Inc. (incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3 (File No. 333-192906) filed December 17, 2013)

5.1	*	Opinion of Rutan & Tucker, LLP regarding securities being issued

8.1	*	Opinion of Rutan & Tucker, LLP regarding certain tax matters

10.1

Standby Purchase Agreement, dated December 17, 2013, among the Company, AO Partners, LLC and Farnam Street Capital, Inc. (incorporated herein by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-3 (File No. 333-192906) filed December 17, 2013)

10.2

Amendment No. 1 to Standby Purchase Agreement, dated March 3, 2014, among the Company, AO Partners, LLC and Farnam Street Capital, Inc. (incorporated herein by reference to Exhibit 10.2 to the Company's Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-192906) filed March 5, 2014)

23.1	*	Consent of Moss Adams LLP, independent registered public accounting firm

23.2	*	Consent of Rutan & Tucker, LLP (incorporated in Exhibit 5.1)

23.3	*	Consent of Rutan & Tucker, LLP (incorporated in Exhibit 8.1)

99.1	*	Form of Instructions for Use of Non-Transferable Subscription Rights Certificates

99.2	*	Form of Letter to Registered Holders of Common Stock

99.3	*	Form of Letter to Brokers and Other Nominee Holders

99.4	*	Form of Letter to Clients of Brokers and Other Nominee Holders

99.5	*	Form of Beneficial Owner Election Form

99.6	*	Form of Nominee Holder Certification

99.7	*	Form of Notice of Guaranteed Delivery

*	Filed herewith.

II-3

Item 17. Undertakings

(a)          The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering; and

(4)          That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

II-4

(b)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)          The undersigned registrant hereby undertakes that:

(1)          For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)          For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on March 19, 2014 .

PRO-DEX, INC.

By:	/s/ Harold A. Hurwitz
Name:	Harold A. Hurwitz
Title:	President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Harold A. Hurwitz	President, Chief Executive Officer, Chief Financial Officer and Director	March 19, 2014
Harold A. Hurwitz	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer )

*	Chairman of the Board	March 19, 2014
Nicholas J. Swenson

*	Director	March 19, 2014
Raymond E. Cabillot

*	Director	March 19, 2014
William J. Farrell, III

*	Director	March 19, 2014
David C. Hovda

*By: /s/ Harold A. Hurwitz		March 19, 2014
Harold A. Hurwitz, Attorney in Fact

INDEX TO EXHIBITS

Exhibit No.		Description

3.1		Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K filed April 23, 2007).

3.2		Articles of Amendment to Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K filed December 5, 2007)

3.3		Articles of Amendment to Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K filed June 18, 2010)

3.4		Amended and Restated Bylaws, dated January 31, 2011 (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K filed February 4, 2011)

4.1	*	Form of Non-Transferable Subscription Rights Certificate

4.2

Subscription and Information Agent Agreement, dated December 17, 2013, between the Company and Broadridge Corporate Issuer Solutions, Inc. (incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3 (File No. 333-192906) filed December 17, 2013)

5.1	*	Opinion of Rutan & Tucker, LLP regarding securities being issued

8.1	*	Opinion of Rutan & Tucker, LLP regarding certain tax matters

10.1

Standby Purchase Agreement, dated December 17, 2013, among the Company, AO Partners, LLC and Farnam Street Capital, Inc. (incorporated herein by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-3 (File No. 333-192906) filed December 17, 2013)

10.2

Amendment No. 1 to Standby Purchase Agreement, dated March 3, 2014, among the Company, AO Partners, LLC and Farnam Street Capital, Inc. (incorporated herein by reference to Exhibit 10.2 to the Company's Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-192906) filed March 5, 2014)

23.1	*	Consent of Moss Adams LLP, independent registered public accounting firm

23.2	*	Consent of Rutan & Tucker, LLP (incorporated in Exhibit 5.1)

23.3	*	Consent of Rutan & Tucker, LLP (incorporated in Exhibit 8.1)

99.1	*	Form of Instructions for Use of Non-Transferable Subscription Rights Certificates

99.2	*	Form of Letter to Registered Holders of Common Stock

99.3	*	Form of Letter to Brokers and Other Nominee Holders

99.4	*	Form of Letter to Clients of Brokers and Other Nominee Holders

99.5	*	Form of Beneficial Owner Election Form

99.6	*	Form of Nominee Holder Certification

99.7	*	Form of Notice of Guaranteed Delivery

*	Filed herewith.